                                                                   EXHIBIT 10.25

                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                               SANMINA CORPORATION

                        SANM ACQUISITION SUBSIDIARY, INC.

                                       and

                           GOLDEN EAGLE SYSTEMS, INC.

                                December 14, 1995
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                                TABLE OF CONTENTS

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                                                                                       ----
 ARTICLE 1        DESCRIPTION OF TRANSACTION.........................................     1

          1.1     Merger of Golden Eagle into SANM Sub...............................     1
          1.2     Effect of the Merger...............................................     1
          1.3     Closing............................................................     2
          1.4     Conversion of Golden Eagle Stock...................................     2
          1.5     SANM Sub Common Stock..............................................     3
          1.6     Golden Eagle Options and Warrants..................................     3
          1.7     Exchange of Golden Eagle Common Stock..............................     3
          1.8     Assignment of Escrow Interests.....................................     5
          1.9     Articles of Incorporation of the Surviving Corporation.............     5
          1.10    Bylaws of the Surviving Corporation................................     5
          1.11    Deemed Approval by Written Action..................................     5
          1.12    Accounting Treatment...............................................     5
          1.13    Tax Consequences...................................................     5
          1.14    Stock Subject to Conditions or Forfeiture..........................     5
          1.15    Further Action.....................................................     6
          1.16    Dissenting Shares..................................................     6

 ARTICLE 2        REPRESENTATIONS AND WARRANTIES OF GOLDEN EAGLE ....................     6

          2.1     Organization; Qualification........................................     6
          2.2     Capitalization.....................................................     7
          2.3     Investments in Other Companies.....................................     8
          2.4     Authority Relative to this Agreement...............................     8
          2.5     Consents and Approvals; No Violation...............................     8
          2.6     Financial Statements...............................................     8
          2.7     Undisclosed Liabilities............................................     9
          2.8     Absence of Certain Changes or Events...............................     9
          2.9     Properties and Inventories.........................................    10
          2.10    Real Property......................................................    11
          2.11    Insurance..........................................................    11
          2.12    Litigation.........................................................    11
          2.13    Purchase, Sale and Other Agreements................................    11
          2.14    Licenses, Trademarks, Patents and Other Rights.....................    13
          2.15    Employees and Benefit Plans........................................    13
          2.16    Change of Control Payments.........................................    15
          2.17    Borrowing and Guarantees...........................................    15
          2.18    Bank Accounts and Powers of Attorney...............................    15
          2.19    Compliance with Contracts..........................................    16
          2.20    Compliance with Laws...............................................    16
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
          2.21    Taxes..............................................................    16
          2.22    Transactions with Associates of Management.........................    17
          2.23    Accounts Receivable................................................    17
          2.24    Investment Banking and Finders' Fees...............................    18
          2.25    Nondisclosure Agreements...........................................    18
          2.26    Warranties.........................................................    18
          2.27    Environmental Liability............................................    18

 ARTICLE 3        REPRESENTATIONS AND WARRANTIES OF SANM AND SANM SUB................    21

          3.1     Organization; Qualification........................................    21
          3.2     Authority..........................................................    21
          3.3     Consents and Approvals; No Violation...............................    21
          3.4     Corporate Documents................................................    22
          3.5     SANM Common Stock..................................................    22

 ARTICLE 4        REGISTRATION OF SANMINA STOCK .....................................    22

          4.1     Knowledge of Reliance..............................................    22
          4.2     Investment Purpose in Acquiring the Merger Shares..................    22
          4.3     Information About SANM.  ..........................................    23
          4.4     Restriction on Transfer; Compliance with Securities Act............    23
          4.5     Restrictive Legend.................................................    23
          4.6     Registration Statement.............................................    23
          4.7     Expenses...........................................................    25
          4.8     Indemnification....................................................    25
          4.9     Information by Holder..............................................    27
          4.10    Rule 144 Requirements..............................................    27

 ARTICLE 5        COVENANTS OF GOLDEN EAGLE .........................................    27

          5.1     Negative Covenants.................................................    27
          5.2     Affirmative Covenants..............................................    29

 ARTICLE 6        COVENANTS OF SANM AND SANM SUB.....................................    31

          6.1     Negative Covenants.................................................    31
          6.2     Affirmative Covenants..............................................    31

 ARTICLE 7        CONDITIONS PRECEDENT TO OBLIGATIONS OF SANM AND SANM SUB...........    32

          7.1     Compliance with Covenants; Representations and Warranties Correct..    32
          7.2     Consents of Others.................................................    32
          7.3     Legal Opinions.....................................................    32
          7.4     Appraisal Rights...................................................    33
          7.5     Absence of Restraint...............................................    33
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
          7.6     Required Approvals.................................................    33
          7.7     Golden Eagle's Shareholders' Approval..............................    33
          7.8     Individual Agreements..............................................    33

 ARTICLE 8        CONDITIONS PRECEDENT TO GOLDEN EAGLE'S OBLIGATIONS.................    33

          8.1     Compliance with Covenants; Representations and Warranties Correct..    33
          8.2     Legal Opinion......................................................    33
          8.3     Absence of Restraint...............................................    34
          8.4     Required Approvals.................................................    34
          8.5     Golden Eagle's Shareholders' Approval..............................    34
          8.6     Golden Eagle Performance Incentive Plan............................    34

 ARTICLE 9        TERMINATION........................................................    34

          9.1     Termination........................................................    34
          9.2     Effect of Termination..............................................    34
          9.3     Return of Information..............................................    35
          9.4     Extension of Time; Waivers.........................................    35

 ARTICLE 10       INDEMNIFICATION ...................................................    35

          10.1    Limited Indemnification by Each Shareholder........................    35
          10.2    Escrow.............................................................    35
          10.3    Exclusive Remedy...................................................    35

 ARTICLE 11       MISCELLANEOUS......................................................    36

          11.1    Amendment..........................................................    36
          11.2    Survival of Representations and Warranties.........................    36
          11.3    Entire Agreement; Counterparts; Applicable Law.....................    36
          11.4    Costs and Expenses.................................................    36
          11.5    Attorneys' Fees....................................................    36
          11.6    Assignability......................................................    37
          11.7    Notices............................................................    37
          11.8    Arbitration........................................................    37
          11.9    Titles.............................................................    38
          11.10   Cooperation........................................................    38

          A   -   Articles of Merger
          B   -   Form of Noncompetition Agreement
          C   -   Form of Performance Incentive Plan
          D   -   Escrow Agreement
          E   -   Opinion of McGuire & Levy, counsel to Golden Eagle
          F   -   Opinion of Wilson, Sonsini, Goodrich & Rosati, counsel to
                  SANM and SANM Sub

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Agreement") is made as of December 14, 1995 by and among Sanmina Corporation, a Delaware corporation ("SANM"), SANM Acquisition Subsidiary, Inc., a Texas corporation ("SANM Sub"), and Golden Eagle Systems, Inc., a Texas corporation ("Golden Eagle").

                                    RECITALS

         A. SANM has formed SANM Sub as a wholly-owned subsidiary in order to effect the merger of SANM Sub with and into Golden Eagle (the "Merger") in accordance with the laws of the State of Texas and in accordance with this Agreement, so that upon consummation of the Merger SANM Sub will cease to exist and Golden Eagle will become and remain a wholly-owned subsidiary of SANM; and

         B. This Agreement has been approved by the Boards of Directors of Golden Eagle and SANM and will be submitted for approval by the Board of Directors of SANM Sub and the shareholders of SANM Sub and Golden Eagle.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of their mutual covenants, promises and obligations contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1

                           DESCRIPTION OF TRANSACTION

         1.1 Merger of Golden Eagle into SANM Sub. Subject to the terms and conditions of this Agreement, Golden Eagle shall be merged with and into SANM Sub and the separate existence of SANM Sub shall cease. Golden Eagle shall be the surviving corporation in the Merger under the corporate name it possesses immediately prior to the Merger, and SANM will, by reason of the Merger, own all of the issued and outstanding shares of capital stock of Golden Eagle. Golden Eagle, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation."

         1.2 Effect of the Merger. The Merger shall have the effects set forth in the Texas Business Corporation Act (the "Texas Law"). Without limiting the generality of the foregoing, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties, of each of SANM Sub and Golden Eagle (collectively, the "Constituent Corporations"). The Surviving Corporation shall be vested with the

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rights, privileges, powers and franchises, all property (real, personal, and mixed) and all debts due on whatever account and all other things in action or belonging to, and all and every other interest of, each of the Constituent Corporations. All debts, liabilities and duties of each of the Constituent Corporations shall attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

         1.3 Closing. Consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of McGuire & Levy, 1333 Corporate Drive, Suite 350, Irving, Texas, at 10:00 a.m. C.S.T. on January 2, 1996 or at such time and date as SANM and Golden Eagle may mutually select (the "Closing Date"). At the Closing, SANM Sub and Golden Eagle will each carry out the procedures specified under the applicable provisions of the Delaware Law and the Texas Law, including duly executing and filing an Agreement of Merger in the form attached hereto as Exhibit A (the "Agreement of Merger") with the Texas Secretary of State, the end that the Merger shall become effective. The Merger shall become effective on the date the Agreement of Merger is duly filed with the Delaware Secretary of State and the Texas Secretary of State or on such later date as may be specified in the Agreement of Merger (the "Effective Date").

         1.4 Conversion of Golden Eagle Stock.

                  (a) On the Effective Date, each then outstanding share of Common Stock, no par value, of Golden Eagle (the "Golden Eagle Common Stock") (other than any shares of Golden Eagle Common Stock to be canceled pursuant to Section 1.4(b) and other than Dissenting Shares as defined in Section 1.16) shall cease to be an existing and issued share and shall become and be converted into, by virtue of the Merger and without any action on the part of SANM, SANM Sub, Golden Eagle or any holder thereof, (i) the right to receive a cash payment (the "Cash Payment") which shall equal $6,000,000 divided by the Golden Eagle Common Share Number (as defined below) (which Cash Payment shall be paid as set forth in Section 1.7) and (ii) a number of duly and validly issued, fully paid and nonassessable shares of SANM Common Stock (the "Merger Shares") equal to the Exchange Rate (as defined below). The number of shares of Golden Eagle Common Stock held by each holder (each a "Shareholder") thereof shall be aggregated and multiplied by the Exchange Rate, and any fractional share interest resulting from such calculation to which such holder would otherwise be entitled shall be settled in accor dance with the provisions of Section 1.8(f) hereof. The "Exchange Rate" shall be determined in accordance with the following formula:

         Exchange Rate   =  ($4,000,000.00   /   SANM Share Price)
                            --------------------------------------
                                Golden Eagle Common Share Number

Notwithstanding the foregoing, the numerator of the above fraction shall in no event exceed 100,000 or be less than 66,667.

         If between the date hereof and the Effective Date, the outstanding shares of SANM Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up or combination of shares or if a stock dividend thereon shall be declared with a record date within

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said period, the number of shares of SANM Common Stock to be issued and delivered as provided herein and in the Merger Agreement shall be correspondingly adjusted, and any new Exchange Rate resulting from such adjustment shall be rounded to four decimal places.

         For purposes hereof, the following definitions shall apply:

         "SANM Share Price" shall mean the average of the high and low reported sale prices for SANM Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation/National Market System ("National Market System") on each of then ten (10) consecutive trading days ending on (and including) the date of this Agreement.

         "Golden Eagle Common Share Number" shall mean the total number of shares of Golden Eagle Common Stock outstanding on the Effective Date on a fully diluted basis.

                  (b) Each share of Golden Eagle Common Stock issued and outstanding immediately prior to the Effective Date owned by SANM, SANM Sub or any subsidiary thereof shall automatically be canceled at the Effective Date and no conversion shall be made in respect thereof.

         1.5 SANM Sub Common Stock. Each share of SANM Sub's Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into one (1) share of Common Stock of the Surviving Corporation, and following the Merger such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         1.6 Golden Eagle Options and Warrants. Golden Eagle does not as of the date hereof have, and immediately prior to the Effective Date Golden Eagle will not have, any outstanding options, warrants or other rights to subscribe for or purchase Common Stock or other securities of Golden Eagle.

         1.7 Exchange of Golden Eagle Common Stock.

                  (a) Promptly after the Effective Date, SANM shall cause SANM's stock transfer agent or such other person as SANM may appoint to act as exchange agent (the "Exchange Agent") to mail or otherwise deliver to each holder of record of a certificate or certificates that immediately prior to the Effective Date represented outstanding shares of Golden Eagle Common Stock (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Certificate(s) shall pass, only upon delivery of the Certificate(s) to the Exchange Agent or to SANM or SANM Sub) and instructions for such holder's use in effecting the surrender of the Certificates in exchange for the per share SANM Common Stock and Cash Payment consideration.

                  (b) As soon as practicable after the Effective Date, the Exchange Agent shall deliver to the Shareholders, upon surrender to the Exchange Agent of one or more Certificates for cancellation, together with a duly-executed letter of transmittal, (i) one or more certificates representing the number of whole shares of SANM Common Stock into which the shares represented by the Certificate(s) shall have been converted, (ii) a bank check in the amount of the Cash Payment due in respect of the shares

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of Golden Eagle Common Stock represented by the Certificate(s), and (iii) a bank check in the amount of cash representing payment in lieu of any fractional share pursuant to Section 1.7(f) (relating to fractional shares). Notwithstanding the foregoing, the aggregate Cash Payment shall be distributed in two or more installments. The first such installment shall be distributed as soon as practicable following the Effective Date and shall consist of the aggregate Cash Payment less the amount of cash deposited into escrow pursuant to the Escrow Agreement entered into pursuant to Section 10. A second such installment shall be distributed as soon as practicable following the expiration of the indemnification period set forth in the Escrow Agreement and shall consist of that portion of the Cash Payment that exceeds the amount for which claims for Liabilities (as defined in the Escrow Agreement) have been made and have not been resolved. Thereafter, subsequent installments shall be distributed out of any remaining escrowed funds at such times as outstanding claims for Liabilities made by SANM during the indemnification period are resolved, until all such claims are resolved. The final installment shall consist of the amount of escrowed funds remaining after satisfaction of all claims for Liabilities, if any, by SANM. All of such installments shall be distributed to the former Golden Eagle shareholders ratably, in proportion to such shareholders' interest in the escrowed funds (as set forth in the Escrow Agreement).

                  If there has been a transfer of ownership of Golden Eagle Common Stock that is not registered in the transfer records of Golden Eagle, it shall be a condition to the issuance of shares of SANM Common Stock that the Certificate(s) so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Exchange Agent any transfer or other taxes required, or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                   (c) Holders of Golden Eagle Common Stock will be entitled to any dividends pertaining to the Merger Shares received in exchange therefor that become payable to holders of record of SANM Common Stock as of a record date that follows the Effective Date, which dividends shall be delivered to the shareholders after they have surrendered their Certificate(s) for exchange. Prior to such surrender of such Certificate(s), the Exchange Agent shall receive and hold such dividends until such Certificate(s) are surrendered, whereupon such dividends shall be remitted to such Shareholder without interest. Holders of Golden Eagle Common Stock will not be entitled, however, to dividends that become payable after the Effective Date to holders of record of SANM Common Stock as of a record date prior to the Effective Date.

                  (d) All shares of SANM Common Stock issued, Cash Payments made and cash paid in lieu of fractional shares pursuant to (f) below, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Golden Eagle Common Stock.

                  (e) After the Effective Date, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Golden Eagle Common Stock that were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided herein. As of the Effective Date, the holders of Certificates representing shares

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of Golden Eagle Common Stock shall cease to have any rights as shareholders of
Golden Eagle, except such rights, if any, as they may have pursuant to the Texas Law. Except as provided above, until such Certificates are surrendered for exchange, each such Certificate shall, after the Effective Date, represent for all purposes only the right to receive the consideration set forth in Section 1.4.

                  (g) In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of SANM Common Stock and cash for fractional shares, if any, as may be required pursuant to this Article II; provided, however, that SANM may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as SANM may direct as indemnity against any claim that may be made against SANM or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

         1.8 Assignment of Escrow Interests. No portion of a shareholders' rights or interest in the escrow fund established pursuant to the Escrow Agreement may be sold, assigned, pledged or otherwise transferred; provided that such rights or interest of any shareholder may be transferred by will, by the laws of intestate succession, or by operation of law.

         1.9 Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of SANM Sub, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law; provided that the Surviving Corporation shall retain the name "Golden Eagle Systems, Inc."

         1.10 Bylaws of the Surviving Corporation. The Bylaws of SANM Sub, as in effect immediately prior to the Effective Date, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         1.11 Deemed Approval by Written Action. The execution of the action by written consent of shareholders by holders of a majority of all issued and outstanding Golden Eagle Common Stock shall constitute the approval of this Agreement and the Plan of Merger attached hereto pursuant to Articles 5.03 and/or 5.16 of the Texas Law. Golden Eagle shall give all required notices of such approval by written action.

         1.12 Accounting Treatment. The parties intend that the Merger will be treated as a purchase for accounting purposes.

         1.13 Tax Consequences. The Merger is not intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Code.

         1.14 Stock Subject to Conditions or Forfeiture. All shares of SANM Common Stock which are received in the Merger in exchange for shares of Golden Eagle Common Stock which, under applicable stock purchase or restriction agreements, as amended, with Golden Eagle, are unvested or

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subject to a repurchase option or other condition or forfeiture which by its terms does not terminate due to the Merger will also be unvested or subject to the same repurchase option or other condition, as the case may be, and the certificates evidencing such shares will be marked with appropriate legends.

         1.15 Further Action. If at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action.

         1.16 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Golden Eagle Common Stock that are issued and outstanding immediately prior to the Effective Date and that are held by shareholders who have not voted such shares in favor of the Merger and who have delivered a written demand for appraisal of such shares in the manner provided in Article 5.11 et. seq. of the Texas Law ("Dissenting Shares") shall have no right to receive the Cash Payment and shall not be canceled and converted into shares of SANM Common Stock in accordance with the Exchange Rate unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to appraisal and payment under the Texas Law. If such holder shall have so failed to perfect, or shall have effectively withdrawn or lost such right, such holder's shares of Golden Eagle Common Stock shall thereupon be deemed to have been canceled and converted as described in
Section 1.4 at the Effective Date, and each such share shall represent the right to receive the Cash Payment and shares of SANM Common Stock in accordance with the Exchange Rate. Golden Eagle shall give SANM prompt notice of any demands received by Golden Eagle for appraisal of its shares, and, prior to the Effective Date, SANM shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Date, Golden Eagle shall not, except with the prior written consent of SANM, make any payment with respect to, or settle or offer to settle, any such demands. From and after the Effective Date, no shareholder who has demanded appraisal rights as provided in Article 5.11 et. seq. of the Texas Law shall be entitled to vote such holder's shares for any purpose or to receive payment of dividends or other distributions with respect to such holder's shares (except dividends and other distributions payable to shareholders of record at a date which is prior to the Effective Date).

                                    ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF GOLDEN EAGLE

         Except as set forth in the disclosure schedule delivered to SANM on the date hereof, and signed by the President of Golden Eagle (the "Golden Eagle Disclosure Schedule"), the sections of which are numbered to correspond to the subsection numbers of this Agreement, Golden Eagle represents and warrants to SANM and SANM Sub as follows:

         2.1 Organization; Qualification.

                  (a) Golden Eagle is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Golden Eagle has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to have such power and authority or to be so duly qualified and in good standing would not, in the aggregate, have a material adverse effect on the business, operations or financial condition of Golden Eagle.

                  (b) Golden Eagle has delivered to Sanmina complete and accurate copies of its charter documents, each as amended, minutes of all its directors' and shareholders' meetings, and a shareholder list correctly setting forth the record ownership as of the date of this Agreement of all outstanding shares of capital stock of Golden Eagle.

         2.2 Capitalization.

                  (a) Golden Eagle's authorized capital stock consists of 10,000 shares of Common Stock, of which 7,935 shares are issued and outstanding on the date of this Agreement, and no shares of Preferred Stock.

                  (b) All of the issued and outstanding shares of Golden Eagle Common Stock have been validly issued in compliance with applicable federal and State securities laws. The Shares to be purchased by Sanmina have been validly issued, and are fully paid and nonassessable. Each Seller is the owner, beneficially and of record, of all of the Shares set forth opposite such Seller's name in Section 2.2 (b) of the Golden Eagle Disclosure Schedule, free and clear of encumbrances and rights of each other and others.

                  (c) Golden Eagle has no outstanding preemptive or subscription rights, options, warrants, rights to convert, capital stock equivalents or other rights to purchase or otherwise acquire any of Golden Eagle's capital stock or other securities. Golden Eagle does not have outstanding any stock appreciation rights or other rights granting to any person the right to be paid money or other property based on the value of securities of Golden Eagle.

                  (d) Section 2.2(d) of the Golden Eagle Disclosure Schedule sets forth all agreements under which Golden Eagle or any successor company by merger or otherwise is obligated to register under the Securities Act any of its presently outstanding securities.

                  (e) No person has the right to require Golden Eagle to repurchase or redeem any of its stock or other securities.

                  (f) There are no agreements, restrictions or understandings to which Golden Eagle is a party with respect to the future sale or transfer, or the voting, of any shares of Golden Eagle capital stock.

                  (g) Section 2.2(g) of the Golden Eagle Disclosure Schedule sets forth any stock vesting or repurchase agreements pertaining to capital stock of Golden Eagle.

         2.3 Investments in Other Companies. Golden Eagle has no direct or indirect ownership interest in any other corporation, partnership, joint venture or other business entity.

         2.4 Authority Relative to this Agreement. Golden Eagle has full corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors and all shareholders of Golden Eagle, and no other corporate proceedings on the part of Golden Eagle are necessary for Golden Eagle to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Golden Eagle. Each shareholder of Golden Eagle has good and marketable title to the Golden Eagle capital stock held by such shareholder, free and clear of all liens and encumbrances, and the shares of Golden Eagle capital stock set forth opposite such shareholder's name on
Schedule 2.2(b) hereto constitute all shares of Golden Eagle capital stock owned beneficially or of record by such shareholder. This Agreement constitutes the valid and binding agreement of Golden Eagle, enforceable against in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights or by limitations on the availability of equitable remedies.

         2.5 Consents and Approvals; No Violation. Except as set forth in
Section 1 of this Agreement and in Section 2.5 of the Golden Eagle Disclosure Schedule, there is no requirement applicable to Golden Eagle to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by Golden Eagle of the transactions contemplated by this Agreement. Golden Eagle does not know of any reason why any required permit, authorization, consent or approval could not be obtained. Neither the execution and delivery of this Agreement by Golden Eagle nor the consummation by Golden Eagle of the transactions contemplated by this Agreement will (i) conflict with or result in any breach of any provision of the charter documents of Golden Eagle, (ii) result in a material breach or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license agreement, lease or other material contract, instrument or obligation to which Golden Eagle is a party or by which Golden Eagle or any of its assets may be bound, or violate in any material respect any statute, rule, regulation, order, writ, injunction or decree applicable to Golden Eagle or any of its assets, where the consequences of any and all such breaches, defaults and violations would, in the aggregate, have a material and adverse effect on the business, operations or financial condition of Golden Eagle taken as a whole, or (iii) result in the creation of any material (individually or in the aggregate) liens, charges or encumbrances on any of the assets of Golden Eagle.

         2.6 Financial Statements. Golden Eagle has delivered to Sanmina unaudited balance sheets of Golden Eagle as of December 31, 1993 and 1994 and June 30, 1995, and related unaudited statements of operations, shareholders' equity and cash flows for the fiscal years ended December 31, 1993 and

1994,. and the six months ended June 30, 1995. Such financial statements are collectively referred to as the "Golden Eagle Financial Statements". All such financial statements fairly and accurately present in all material respects the financial position of Golden Eagle as of their respective dates and the results of operations for the applicable periods ended on such dates. The statements of operations included within the Golden Eagle Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. The Golden Eagle Financial Statements have been prepared in accordance with generally accepted accounting principles, consistent with the prior year-end except as stated in the notes included therein (including, as indicated in such notes, the fact that such financial statements have been prepared on a tax basis) and the requirement of footnotes thereto. The Golden Eagle Financial Statements at and for the years ended December 31, 1993 and 1994 have been reviewed, but not audited by, Golden Eagle's independent public accountants. The books of account of Golden Eagle accurately reflect Golden Eagle's items of income and expense and all assets and liabilities and accruals which properly should have been reflected therein in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby except as disclosed in the Golden Eagle Financial Statements. Prior to the date of this Agreement, Golden Eagle has made available to SANM for review and copying all working papers of independent public accountants related to any work done for Golden Eagle.

         2.7 Undisclosed Liabilities. There are no debts, liabilities, or claims against Golden Eagle, or legal basis therefor, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, including, but not limited to, liabilities on account of taxes, other governmental charges, duties, penalties, interest or fines, except:

                  (a) Liabilities, to the extent set forth or reserved against in the Golden Eagle June 30, 1995 Balance Sheet;

                  (b) Liabilities incurred in the ordinary course of business (and in compliance with this Agreement) since the date of the Golden Eagle June 30, 1995 Balance Sheet;

                  (c) Liabilities disclosed in Section 2.7 of the Golden Eagle Disclosure Schedule; or

                  (d) Liabilities which do not exceed $10,000, individually or in the aggregate.

         2.8 Absence of Certain Changes or Events. Since June 30, 1995, there has not been:

                  (a) any material adverse change in the business, assets, liabilities, financial condition or results of operations of Golden Eagle taken as a whole or any event which could, so far as can reasonably be foreseen, have such an effect;

                  (b) any material damage, destruction or casualty loss, whether or not covered by insurance, to any assets or properties of Golden Eagle that amounts to more than $10,000 in the aggregate;

                  (c) any increase in the compensation payable or to become payable by Golden Eagle to its employees (other than adjustments consistent with prior practice) or any increase in any bonus, insurance, pension or other employee benefit plan or program, payment or arrangement made to, for or with any such directors, officers or employees;

                  (d) any termination or notification of intended termination of a relationship with any executive officer or other key employee, material customer or supplier of Golden Eagle;

                  (e) any entry by Golden Eagle into any commitment or transaction exceeding $10,000 in any instance (including, without limitation, any borrowing or capital expenditure), other than the drawing of funds pursuant to its line of credit agreement, entering into equipment leases or transactions in the ordinary course of business;

                  (f) any change by Golden Eagle in accounting methods, principles or practices;

                  (g) any repurchase or retirement of any securities of Golden Eagle, or any declaration, payment or setting Golden Eagle for payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of Golden Eagle;

                  (h) any act, omission or event which would be prohibited after the date of this Agreement under Section 5 hereof; or

                  (i) any agreement, whether in writing or otherwise, to take any action described in this Section 2.8.

         2.9 Properties and Inventories. Section 2.9 of the Golden Eagle Disclosure Schedule contains a list of all material items of machinery, equipment, tools and dies, furniture, fixtures, spare parts, vehicles and other similar property and assets owned, leased or otherwise used by Golden Eagle, specifically identifying and describing, those items with an original cost to, or total lease payments by, Golden Eagle in excess of $10,000, setting forth with respect to all such listed property a summary description of all liens relating thereto (other than liens for taxes due but not yet payable), identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof. Prior to the date of this Agreement, Golden Eagle has delivered to SANM true and complete copies of all currently effective leases, conditional sales agreements or other similar documents concerning the items listed in Section 2.9 of the Golden Eagle Disclosure Schedule. Golden Eagle has good and marketable title to, valid leasehold interests in or other valid right to use all of the material assets used in its operations or necessary for the conduct of its business, subject to no mortgages, pledges, security interests, licenses, encumbrances, restrictions or adverse claims, except as disclosed in the Golden Eagle Disclosure Schedule or the notes to the Golden Eagle Financials and except for any lien for taxes not yet due and payable and except for any statutory liens for which payment is not delinquent. All of such assets are in good operating condition, normal wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used. Golden Eagle is not aware of any need to replace or substantially modify any physical asset of Golden Eagle in order to use such asset in the manner in which it is currently being used in Golden Eagle's business as presently conducted. Golden Eagle's inventory of finished goods, work in progress, materials and supplies is in good condition and saleable and is not in excess of its reasonable requirements. Except as set forth in Section 2.9 of the Golden Eagle Disclosure Schedule, as of June 30, 1995, all obsolete, damaged, slow-moving or unusable inventory has been appropriately reserved against or written down or written off in accordance with generally accepted accounting principles.

         2.10 Real Property. Golden Eagle owns no real property. Section 2.10 of the Golden Eagle Disclosure Schedule contains a list and description of all real property leased by Golden Eagle. Golden Eagle has either fee simple title or enforceable leasehold interests in all property shown in the Golden Eagle Disclosure Schedule free and clear of all liens, claims, options or other encumbrances. The Golden Eagle Disclosure Schedule shows the location, land acreage, building space, current use or principal uses, title insurance (if any), and (for leases) expiration dates, options to extend and current annual rentals as to each property owned or leased by Golden Eagle. All buildings used in the operations of Golden Eagle are in a good state of repair. All buildings owned by Golden Eagle conform in all material respects with all applicable ordinances, regulations and zoning laws, and all buildings leased by Golden Eagle conform in all material respects with all applicable ordinances, regulations and zoning laws.

         2.11 Insurance. Golden Eagle has fire and casualty insurance policies, with extended coverage (subject to deductibles) covering the assets, properties and business of Golden Eagle. All such policies, together with any life insurance policies on any of its officers, directors or employees maintained by Golden Eagle, are identified in Section 2.11 of the Golden Eagle Disclosure Schedule. Golden Eagle has delivered copies of each such policies to Sanmina. Golden Eagle has not done anything by way of action or inaction which might invalidate any of such policies in whole or in part.

         2.12 Litigation. Except as set forth in Section 2.12 of the Golden Eagle Disclosure Schedule, Golden Eagle is not engaged in, nor has it been threatened with, any material litigation (which for this purpose shall mean a potential liability in excess of $10,000 or potential liabilities in the aggregate in excess of $10,000), arbitration, investigation or other legal proceeding relating to Golden Eagle or its business, property or employee benefit plans or policies, nor to the knowledge of Golden Eagle is there any valid Golden Eagles for any such proceeding.

         2.13 Purchase, Sale and Other Agreements.

                  (a) All of the following (whether written or oral) to which Golden Eagle is a party or to which Golden Eagle is subject are identified and summarized in Section 2.13 of the Golden Eagle Disclosure Schedule:

                             (i) every contract or agreement for the purchase by
Golden Eagle of inventory, supplies, equipment or other real or personal property, or the procurement of services, except individual purchase orders, or aggregate purchase orders to a single vendor, involving payments of less than $10,000;

                            (ii) every joint marketing, product development or
distribution agreement;

                           (iii) lease of equipment, machinery or other personal
property involving aggregate annual payments in excess of $10,000;

                            (iv) contract or agreements for the sale or lease of
products or furnishing of services by Golden Eagle except individual purchase orders, or aggregate purchase orders from a single customer, involving payments of less than $10,000;

                             (v) joint venture, partnership or other contract or
arrangement involving the sharing of profits;

                            (vi) any agreement of indemnification or guaranty
not entered into in the ordinary course of business;

                           (vii) any agreement, contract or commitment relating
to capital expenditures and involving future obligations in excess of $10,000,

                           (viii) any contract or agreement, other than in the
ordinary course of business, relating to the purchase or acquisition, by merger or otherwise, of a significant portion of the business, assets or securities of Golden Eagle by any other person or of any other person by Golden Eagle;

                            (ix) any contract or agreement containing a covenant
or covenants which purport to limit to a material extent the ability or right of Golden Eagle to engage in any lawful business activity or compete with any person or entity;

                             (x) any employment or consulting agreement,
contract or commitment with any officer or director level employee, not terminable by Golden Eagle on 14 days notice without liability; or

                            (xi) any material contract or agreement not
otherwise described in this Section 2.13 which is not terminable by and without penalty to Golden Eagle within three (3) months after the date of this Agreement.

                  (b) A complete and accurate copy of each written contract, agreement and other document identified in Section 2.13 of the Golden Eagle Disclosure Schedule has been made available to Sanmina. Each contract, agreement or arrangement identified in Section 2.13 of the Golden Eagle Disclosure
Schedule is, except to the extent fully performed at the date hereof, in full force and effect and valid and binding in accordance with its terms in all material respects (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting creditors' rights or by limitations on the availability of equitable remedies); there is no material default under any such material contract, agreement or arrangement; and no party to any such contract, agreement or arrangement has notified Golden Eagle that it intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

          2.14 Licenses, Trademarks, Patents and Other Rights. Golden Eagle owns, is licensed or otherwise entitled to use, or, to the knowledge of Golden Eagle after reasonable inquiry, can obtain the right to use on a golden Eagles which is commercially reasonable, all patents, trademarks, trade names, service marks, copyrights, and other proprietary rights known to Golden Eagle and necessary to the business of Golden Eagle as currently conducted. Section 2.14 of the Golden Eagle Disclosure Schedule lists all of Golden Eagle's patents, trademarks, trade names, service marks, copyrights, and applications for any of the foregoing, and all licenses to which Golden Eagle is a party (the "Golden Eagle Intellectual Property"), other than licenses to readily available commercial software. No claims (including any request to enter into a license agreement) have been asserted or threatened by any person (i) to the effect that any activity in which Golden Eagle is engaged infringes on any patents or other proprietary rights, (ii) against the use by Golden Eagle of any trademarks, trade names, technology, know-how or processes necessary for the operation of the business of Golden Eagle as currently conducted or presently contemplated, or (iii) challenging or questioning the validity or effectiveness of any of the Golden Eagle Intellectual Property; and Golden Eagle is not aware of any valid golden Eagles for any such claim. All Golden Eagle Intellectual Properties are valid and subsisting. All "taxes" and "annuities" with respect thereto have been paid by or on behalf of Golden Eagle.

          2.15 Employees and Benefit Plans.

                  (a) Section 2.15(a) of the Golden Eagle Disclosure Schedule identifies all consulting or employment agreements and other agreements with individual consultants or employees to which Golden Eagle is a party and which are either currently effective or will become effective at the Closing Date, as well as any employee handbooks, policy manuals and job application forms used by Golden Eagle. Copies of all such written agreements have been delivered to Sanmina. Also shown on 2.15(a) of the Golden Eagle Disclosure Schedule are the names and dates of hire of each salaried employee (excluding hourly production employees but including commissioned direct sales personnel) of Golden Eagle and as of October 31, 1995, each such person's rate of compensation and accrued vacation pay. No officer, manager or other key employee of Golden Eagle has notified Golden Eagle of an intention to terminate employment or to seek a material change in such employee's terms of employment, except as identified in
Section 2.15(a) of the Golden Eagle Disclosure Schedule. Golden Eagle is not a party to or bound by any collective bargaining agreement, nor is any strike, labor dispute, lawsuit, unfair labor or unfair employment practice charge, contract grievance or similar charge or action pending or threatened by any of the employees, former employees or employment applicants of Golden Eagle that could, if determined adversely, have a material adverse effect on Golden Eagle. To the knowledge of Golden Eagle after reasonable inquiry, no employee of Golden Eagle is obligated under any agreement or judgment that would conflict with such employee's obligation to use such employee's best efforts to promote the interests of Golden Eagle or would conflict with Golden Eagle's business as conducted or as currently proposed to be conducted, nor is any current employee of Golden Eagle in violation of the terms of any employment, noncompetition or similar agreement with any previous employer.

                  (b) Section 2.15(b) of the Golden Eagle Disclosure Schedule sets forth all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all bonus, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Golden Eagle or any trade or business (whether or not incorporated) which is a member or which is under common control with Golden Eagle (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of Golden Eagle (together, the "Employee Plans").

                  (c) Section 2.15(c) of the Golden Eagle Disclosure Schedule sets forth a complete and correct list of each plan, policy or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental employment benefits, vacation benefits, fringe benefits or other forms of compensation or benefits which (i) is not an Employee Plan, (ii) is maintained, established or contributed to by Golden Eagle or any related person, and (iii) covers any employee or former employee of Golden Eagle or any related person, including without limitation any employee or former employee of a Related Person that does business outside of the United States. Such plans and arrangements as are described above are hereinafter referred to collectively as the "Benefit Arrangements."

                  (d) (i) None of the Employee Plans or Benefit Arrangements promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA;
(ii) all Employee Plans and Benefit Arrangements are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and Golden Eagle has performed all material obligations required to be performed by it under, is not in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Employee Plans or Benefit Arrangements; (iii) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Employee Plan from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination; and (iv) no Employee Plan or Benefit Arrangement is or within the prior six (6) years has been subject to, and Golden Eagle has not incurred and does not expect to incur any liability under, Title IV of ERISA or
Section 412 of the Code and (v) nothing in any Employee Plan or Benefit Arrangements precludes or interferes with Sanmina's ability to cause Golden Eagle to terminate (or consolidate, at Sanmina's option) any Employee Plan or Benefit Arrangement after the Closing; provided that (i) the Employee Plans and Benefit Arrangements may be terminated prospectively only, subject to rights accrued by Golden Eagle's employees at the time of such termination and (ii) not more than sixty days notice may be required to terminate certain Employee Plans and Benefit Arrangements.

                  (e) None of the following now exists or has existed within the six-year period ending on the date hereof with respect to any Employee Plan: (i) any act or omission by Golden Eagle constituting a violation of Section 402, 403, 404 or 405 of ERISA; (ii) any act or omission by Golden Eagle which constitutes a violation of Sections 406 and 407 of ERISA and is not exempted by
Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code; (iii) any act or omission by Golden Eagle constituting a violation of Section 503, 510 or 511 of ERISA; or (iv) any act or omission by Golden Eagle which could give rise to liability under Section 502 of ERISA or under Sections 4972 or 4975 through 4980 of the Code.

                  (f) Each Employee Plan and Benefit Arrangement has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from Golden Eagle or any of its subsidiaries to (or under) any such Employee Plan or Benefit Arrangement have been fully paid or adequately provided for on the audited Golden Eagle Financials for the most recently-ended fiscal year. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable golden Eagles. There has been no amendment, written interpretation or announcement (whether or not written) by Golden Eagle with respect to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently-ended fiscal year.

                  (g) Golden Eagle has made available to Sanmina complete, accurate and current copies of all Employee Plans and Benefit Arrangements and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the Employee Plans and Benefit Arrangements at any time within the three-year period ending on the date hereof.

          2.16 Change of Control Payments. Section 2.16 of the Golden Eagle Disclosure Schedule sets forth the terms of all agreements, commitments, employment policies, plans or arrangements pursuant to which all amounts may become payable (whether currently or in the future) to current or former officers, directors or employees of Golden Eagle or others as a result of or in connection with the transactions contemplated hereby, including any termination of employment relating to or within one year following the Closing Date.

          2.17 Borrowing and Guarantees. Section 2.17 of the Golden Eagle Disclosure Schedule identifies all agreements and undertakings pursuant to which Golden Eagle (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is or may become a guarantor or surety with respect to the obligations of any person. Complete and accurate copies of all such written agreements have been delivered to Sanmina.

          2.18 Bank Accounts and Powers of Attorney. Section 2.18 of the Golden Eagle Disclosure Schedule identifies all bank and credit card accounts used in connection with the operations of Golden

Eagle whether or not such accounts are held in the name of Golden Eagle and lists their respective signatories; and lists the names of all persons holding a power of attorney from Golden Eagle and summarizes the terms thereof.

          2.19 Compliance with Contracts. To the best knowledge of Golden Eagle after reasonable inquiry, Golden Eagle has performed all material obligations required to be performed by it as of the date of this Agreement under each material contract, obligation, commitment, agreement, undertaking, arrangement or lease referred to in this Agreement or the Golden Eagle Disclosure Schedule and has not received any notice that it is in default thereunder.

          2.20 Compliance with Laws. Golden Eagle has substantially complied with all laws, ordinances, regulations, judgments, decrees, injunctions or orders of any court or governmental agency or entity applicable in any material respect to the conduct of its business (except that Section 2.27 shall consist of the sole representations and warranties made by Golden Eagle and each Seller with respect to the subject matter thereof).

          2.21 Taxes.

                  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) Tax Returns and Audits.

                             (I) Golden Eagle and each of its subsidiaries has
timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by Golden Eagle and each of its subsidiaries, except such Returns which are not material to Golden Eagle, and has paid all Taxes shown to be due on such Returns or is contesting them in good faith.

                            (II) Except as is not material to Golden Eagle,
Golden Eagle and each of its subsidiaries as of the Closing Date will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                           (III) Golden Eagle is not delinquent in the payment
of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Golden Eagle or any of its subsidiaries, nor has Golden Eagle executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                            (IV) Except as set forth in Section 2.21(b) of the
Golden Eagle Disclosure Schedule, no audit or other examination of any Return of Golden Eagle or any of its subsidiaries is presently in progress, nor has Golden Eagle or any of its subsidiaries been notified of any request for such an audit or other examination.

                             (V) Except as set forth in Section 2.21(b) of the
Golden Eagle Disclosure Schedule, Golden Eagle has no liability for unpaid federal, state, local or foreign Taxes which have not been accrued for or reserved on Golden Eagle Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                            (VI) None of Golden Eagle's assets are treated as
"tax-exempt use property" within the meaning of Section 168(h) of the Code.

                           (VII) Except as set forth in Section 2.21(b) of the
Golden Eagle Disclosure Schedule, there is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Golden Eagle or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

                           (VIII) Neither Golden Eagle nor any of its
subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Golden Eagle.

                            (IX) Golden Eagle is not, and has not been at any
time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

          2.22 Transactions with Associates of Management. Except as set forth in Section 2.22 of the Golden Eagle Disclosure Schedule, no executive officer or director of Golden Eagle has (whether directly or indirectly through another entity in which such person has a material interest, other than as the holder of less than 5% of a class of securities of a publicly traded company) any material interest in (a) any property or assets of Golden Eagle (except as a shareholder), (b) any current competitor, customer, supplier or agent of Golden Eagle, or (c) any person which is currently a party to any material contract or agreement with Golden Eagle. Golden Eagle has not lent any money to or guaranteed any obligation of any officer, director or shareholder of Golden Eagle, nor has any such person lent money to or guaranteed any obligation of Golden Eagle.

          2.23 Accounts Receivable.

                  (a) All accounts receivable reflected on the Golden Eagle Balance Sheet are bona fide, arose in the ordinary course of business in the aggregate amount thereof and are collectible in full (less any reserve for doubtful accounts). Section 2.23 of the Golden Eagle Disclosure Schedule shows each account receivable of Golden Eagle which had a balance in excess of $10,000 and which was outstanding, as of the close of business on October 31, 1995. Any accounts receivable with such a balance as of that time which were outstanding more than 60 days from invoice date are so identified in Section 2.23 of the Golden Eagle Disclosure Schedule.

                  (b) None of the accounts receivable of Golden Eagle is subject to any lien or claim of offset, setoff or counterclaim and Golden Eagle has no knowledge of any facts or circumstances which would give rise to any such claim. There are no accounts receivable which are contingent upon the performance by Golden Eagle of future services.

          2.24 Investment Banking and Finders' Fees. Section 2.24 of the Golden Eagle Disclosure Schedule describes any obligations which Golden Eagle has incurred or will incur for investment banking or finders' fees in connection with this Agreement or the transactions contemplated hereby. Copies of all pertinent documents with respect to any such obligations have been delivered to Sanmina.

          2.25 Nondisclosure Agreements. Each employee of Golden Eagle listed in
Section 2.15(a) of the Golden Eagle Disclosure Schedule has entered into Golden Eagle's standard nondisclosure agreement. Golden Eagle has delivered a copy of the form of such standard agreement to Sanmina.

          2.26 Warranties.

                  (a) Section 2.26(a) of the Golden Eagle Disclosure Schedule sets forth the warranties which Golden Eagle currently makes. During the period since January 1, 1992, Golden Eagle has not made any warranties materially different from the warranties set forth in Section 2.26(a) of the Golden Eagle Disclosure Schedule.

                  (b) Section 2.26(b) of the Golden Eagle Disclosure Schedule contains a summary description of warranty claims with respect to Golden Eagle services and the aggregate warranty cost since January 1, 1992.

                  (c) Golden Eagle has made adequate provision in the Golden Eagle Financials for warranty claims in accordance with generally accepted accounting principles consistently applied.

          2.27 Environmental Liability.

          For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

          Definitions:

                  "Hazardous Material" is any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

                  "Governmental Authority" is any local, state, provincial, federal, or international governmental authority or agency which has had or now has jurisdiction over any portion of the subject matter of this Agreement, any Business Facility or Golden Eagle.

                  "Business Facility" is any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by Golden Eagle in connection with the operation of its business.

                  "Disposal Site" is a landfill, disposal agent, waste hauler or recycler of Hazardous Materials.

                  "Environmental Laws" are all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Authority which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean air Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, orders, treaties, statutes, and codes of other Governmental Authorities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date.

                  "Hazardous Materials Activity" is the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product containing a Hazardous Material.

                  "Environmental Permit" is any approval, permit, license, clearance or consent required to be obtained from any private person or any Governmental Authority with respect to a Hazardous Materials Activity which is or was conducted by Golden Eagle.

          Except as set forth in the Golden Eagle Disclosure Schedule, Golden Eagle hereby represents and warrants to Sanmina that:

                  (a) Condition of Property: As of the Closing, except in compliance with Environmental Laws in a manner that could not reasonably be expected to subject Golden Eagle to liability, to the knowledge of Golden Eagle after reasonable inquiry, no Hazardous Materials are present on any Business Facility currently owned, operated, occupied, controlled or leased by Golden Eagle or were present on any other Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by Golden Eagle. Except as set forth in Section 2.27(a) of the Golden Eagle Disclosure Schedule, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any Business Facility currently owned, operated, occupied, controlled or leased by Golden Eagle or as a consequence of the acts of Golden Eagle or its agents.

                  (b) Hazardous Materials Activities: Golden Eagle has conducted all Hazardous Material Activities relating to its business in compliance in all material respects with all applicable

Environmental Laws. The Hazardous Materials Activities of Golden Eagle prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

                  (c) Permits: Section 2.27(c) of the Golden Eagle Disclosure Schedule accurately describes all of the Environmental Permits currently held by the Golden Eagle and relating to its business and the listed Environmental Permits are all of the Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of Golden Eagle relating to its business as such activities are currently being conducted, except for those permits the absence of which could not reasonably be expected to result in a material adverse effect on its business. All such Environmental Permits are valid and in full force and effect. Golden Eagle has complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. To the knowledge of Golden Eagle after reasonable inquiry, no circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee. All Environmental Permits and all other consents and clearances required by any Environmental Law or any agreement to which Golden Eagle is bound as a condition to the perfor mance and enforcement of this Agreement, including without limitation, all so-called "ECRA" environmental clearances required by any Governmental Authority have been obtained or will be obtained prior to the Closing at no cost to Sanmina.

                  (d) Environmental Litigation: Except as set forth in Section 2.27(d) of the Golden Eagle Disclosure Schedule, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of Golden Eagle relating to its business, or any Business Facility currently owned, operated, occupied, controlled or leased by Golden Eagle, or the best of Golden Eagle's knowledge, pending or threatened with respect to any other Business Facility.

                  (e) Offsite Hazardous Material Disposal: Golden Eagle has transferred or released Hazardous Materials only to those Disposal Sites set forth in Section 2.27(e) of the Golden Eagle Disclosure Schedule; and no action, proceeding, liability or claim exists or is threatened against any Disposal Site or against Golden Eagle with respect to any transfer or release of Hazardous Materials relating to the Business to a Disposal Site which could reasonably be expected to subject Golden Eagle to liability.

                  (f) Environmental Liabilities: Golden Eagle is not aware of any fact or circumstance, which could result in any environmental liability which could reasonably be expected to result in a material adverse effect on the business or financial status of Golden Eagle.

                  (g) Reports and Records: Golden Eagle has delivered to Sanmina or made available for inspection by Sanmina and its agents, representatives and employees all records in Golden Eagle's position concerning the Hazardous Materials Activities of Golden Eagle relating to its business and all environmental audits and environmental assessments of any Business Facility conducted at the request of, or otherwise in the possession of Golden Eagle. Golden Eagle has complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

                                    ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF SANM AND SANM SUB

          SANM and SANM Sub represent and warrant to Golden Eagle as follows:

          3.1 Organization; Qualification.

                  (a) SANM is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. SANM Sub is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. Each of SANM and SANM Sub has all necessary power and authority under applicable corporate law and its organizational documents to own or lease its properties and to carry on its business as presently conducted.

                  (b) Each of SANM and SANM Sub is registered to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to so qualify would have a "SANM Material Adverse Effect." For the purposes of this Agreement, "SANM Material Adverse Effect" means a material adverse effect on the business, operations or financial condition of SANM taken as a whole.

          3.2 Authority.

                  (a) Each of SANM and SANM Sub has full corporate power and authority to execute, deliver and perform this Agreement and the Merger Agreement. Other than the authorization of the Boards of Directors of SANM and SANM Sub to execute and deliver this Agreement and the approval of this Agreement by SANM as the sole shareholder of SANM Sub, no other corporate proceedings on the part of SANM and SANM Sub are necessary for SANM and SANM Sub to authorize this Agreement, the Merger Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered and attested to by duly authorized officers of SANM and SANM Sub. This Agreement is valid, binding and enforceable against each of SANM and SANM Sub in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of the injunctive relief, specific performance and other equitable remedies).

          3.3 Consents and Approvals; No Violation. Except as may be required by the Securities Act, state securities laws, the Delaware Law and the Texas Law, there is no requirement applicable to SANM and SANM Sub to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by SANM and SANM Sub of the transactions contemplated by this Agreement. Neither SANM and SANM

Sub knows of any reason why any required permit, authorization, consent or approval will not be obtained. Neither the execution and delivery of this Agreement by SANM and SANM Sub nor the consummation by SANM and SANM Sub of the transactions contemplated by this Agreement will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation (or Articles of Incorporation) or Bylaws of SANM and SANM Sub, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license agreement, lease or other material contract, instrument or obligation to which SANM and SANM Sub is a party or by which SANM and SANM Sub, or any of their respective assets may be bound, (c) violate in any material respects any statute, rule, regulation, order, writ, injunction, decree or arbitration award applicable to SANM and SANM Sub or any of their respective assets or (d) result in the creation of any material (individually or in the aggregate) liens, charges or encumbrances on any of the assets of SANM and SANM Sub.

          3.4 Corporate Documents.

                  (a) SANM will deliver to Golden Eagle prior to the Closing complete and accurate copies of SANM's and SANM Sub's Articles of Incorporation and Bylaws, each as amended, and minutes of all their respective directors and shareholders' meetings.

                  (b) SANM will deliver to Golden Eagle as soon as practicable after the date of this Agreement copies of (i) its Annual Report to Shareholders for the year ended September 30, 1994, (ii) its Notice of Annual Meeting and Proxy Statement for its 1995 annual meeting of stockholders and (iii) its Annual Report on Securities and Exchange Commission Form 10-K for the year ended September 30, 1994.

          3.5 SANM Common Stock. The shares of SANM Common Stock issuable in connection with the Merger will, when issued and delivered in accordance with this Agreement and the Merger Agreement, be duly and validly issued in compliance with applicable Federal and State securities laws and fully paid and nonassessable.

                                    ARTICLE 4

                          REGISTRATION OF SANMINA STOCK

          4.1 Knowledge of Reliance. SANM, in claiming exemption from applicable securities laws for the issuance of the Merger Shares, is relying upon the statements and representations made herein.

          4.2 Investment Purpose in Acquiring the Merger Shares. Each of the Shareholders is acquiring the Merger Shares for his/her/its own account for investment purposes only and not with a view to their resale or distribution in violation of the Securities Act. Each of the Shareholders has the requisite investment intent to satisfy Section 4(2) of the Securities Act. Each Shareholder has accurately indicated on the Shareholder's Signature Page whether such Shareholder is an "accredited investor" as such term is used in Rule 501 under the Securities Act.

          4.3 Information About SANM. Prior to the Closing each of the Shareholders will have received certain business information about SANM, including SANM's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Annual Report to Shareholders. Prior to the Closing each of the Shareholders will have had the opportunity to discuss the business and affairs of SANM with an officer of SANM and will have received such information concerning SANM as such Shareholder considers necessary or advisable in order to form a decision concerning acquisition of the Merger Shares.

          4.4 Restriction on Transfer; Compliance with Securities Act. Each of the Shareholders understands that the Merger Shares are not freely transferable and that such Shareholder may in fact be prohibited from selling the Merger Shares for an extended period of time. If any Shareholder sells or distributes the Merger Shares in the future, it shall sell or distribute them pursuant to the requirements of this Section 4.4, the Securities Act and other applicable securities laws. The Shareholders will not transfer any part of the Merger Shares without (i) effective registration under the Securities Act and other applicable securities laws, (ii) obtaining an opinion of counsel satisfactory in form and substance to counsel for SANM stating that the proposed transaction, if effected without such registration, will not result in a violation of the Securities Act and other applicable securities laws, or (iii) providing SANM with such seller's and broker's affidavits or representations as reasonably required to enable SANM's counsel to opine that such sale is exempt under Rule 144 of the Securities Act and under other applicable securities laws. Prior to December 31, 1997 the Shareholders will not sell, transfer or otherwise dispose of for consideration any Merger Shares, except that during 1997 the Shareholders may sell a sufficient number of shares to pay all liability for federal or state income or capital gains taxes resulting from the acquisition of the Shares by the Shareholders in connection with the Merger. The foregoing shall not restrict gifts or estate planning transfers of Merger Shares, provided that the donee or recipient agrees contemporaneously with such transfer to be bound by the provisions of Article IV of this Agreement.

          4.5 Restrictive Legend. SANM may place a restrictive legend on all certificates representing Merger Shares containing substantially the following language:

                  "The Shares represented by this certificate have not been registered under either the Securities Act of 1933, as amended, or applicable Blue Sky laws and may not be sold, pledged, or otherwise transferred except in compliance with such securities laws."

          4.6 Registration Statement.

                  (a) On the first anniversary of the Effective Date, SANM shall prepare and file with the SEC a registration statement on Form S-3 (or other applicable Form) covering the Shareholders' sale of all then issued and outstanding Registrable Shares which the Shareholders elect to have included in such registration statement. SANM shall use all reasonable efforts to cause such registration statement to become and remain effective until the earlier of three years after the Effective Date, or the date such Registrable Shares included therein cease to be Registrable Securities.

                  (b) With respect to each registration statement filed by SANM pursuant to this Section, SANM shall:

                            (i) use all reasonable efforts to cause that
                  registration statement to become and remain effective for the period(s) specified above;

                           (ii) as expeditiously as possible prepare and file
                  with the SEC any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to keep the registration statement effective for the period(s) specified above;

                           (iii) as expeditiously as possible furnish to each
                  holder of Registrable Shares who is selling shares pursuant to such registration (a "Selling Holder") such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Selling Holder;

                           (iv) as expeditiously as possible use all reasonable
                  efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Holder; provided, however, that SANM shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

                            (v) if SANM has delivered preliminary or final
                  prospectuses to the Selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, promptly notify the Selling Holders and, if requested, the Selling Holders shall immediately cease making offers of Registrable Shares and return all prospectuses to SANM. SANM shall promptly provide the Selling Holder with revised prospectuses and, following receipt of the revised prospectuses, the Selling Holders shall be free to resume making offers of the Registrable Shares.

                  (d) Notwithstanding the foregoing, if at the time such registration statement is to be filed, SANM reasonably believes that there are pending potential material developments or activities which would be required to be disclosed in such registration statement the disclosure of which, in the good faith determination of SANM may materially adversely affect SANM, then SANM may delay the filing of such registration statement subject to the limitation set forth in the penultimate sentence of this Subsection (d). Furthermore, if an amendment to an effective registration statement is required by virtue of the existence of an undisclosed material development or activity the disclosure of which, in the good faith determination of SANM may materially adversely affect SANM, then SANM shall notify the Selling

Holders that such material development or activity exists (without disclosing the nature or specifics thereof) and the Selling Holders shall thereupon cease all sales of Registrable Shares subject to the limitation set forth in the last sentence of this Subsection (d). The aggregate number of days by which the filing of a registration statement is delayed or for which the Selling Holders are prevented from selling Registrable Shares pursuant to this subsection (d) shall not exceed a cumulative 90 days in any 18-month period. The Selling Holders shall hold in confidence all information provided to them pursuant to this paragraph and shall not use such information in violation of any applicable securities laws.

                  (e) On a one-time basis, SANM shall, if requested by the holders of at least ten percent (10%) of the Registrable Shares, enter into an underwriting agreement with an underwriter reasonably acceptable to SANM for the firm commitment offering of Registrable Securities, which agreement shall include reasonable and customary terms and provisions; provided, however, that no shareholders other than the Selling Holders shall be required to sign a standstill agreement in connection with the underwritten sale of securities.

          4.7 Expenses. SANM will pay all of the registration expenses of the registration statements filed pursuant to this Article V including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for SANM, state Blue Sky fees and expenses, the expense of any special audits incident to or required by any such registration. SANM shall also pay up to an aggregate of $25,000 of legal fees of one counsel to the Selling Holders for the total of all registrations effected under this Article V. The Selling Holders shall pay all underwriting discounts, underwriter's expenses, and selling commissions with respect to such Selling Holders' shares, and the fees and expenses of the Selling Holders' counsel in excess of an aggregate $25,000.

          4.8 Indemnification.

                  (a) With respect to the registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, SANM will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and SANM will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that SANM will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon
(i) any untrue statement or omission made in such registration statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to SANM, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof, or (ii) sales during any period in which such Seller is obligated to cease selling Registrable Securities pursuant to Section 5.6(d).

                  (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless SANM, each of its directors and officers and each underwriter (if any) and each person, if any, who controls SANM or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which SANM, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to SANM by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; or (ii) sales during any period in which such Seller is obligated to cease selling Registrable Securities pursuant to Section 4.6; provided, however, that the obligations of such seller of Registrable Shares hereunder shall be limited to an amount equal to the net proceeds to each seller of Registrable Shares from the sale of Registrable Shares as contemplated herein.

                  (c) Each party entitled to indemnification under this Section
4.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that, counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

          4.9 Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to SANM such information regarding such holder and the distribution proposed by such holder as SANM may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          4.10 Rule 144 Requirements. So long as SANM has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), SANM agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use all reasonable efforts to file with the SEC in a timely manner all reports and other documents required of SANM under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) furnish to any holder of Registrable Shares upon request a written statement by SANM as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of SANM, and such other reports and documents of SANM as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

          4.11 Transfer of Registration Rights. The registration rights and obligations of the Shareholders under this Article V may be transferred to transferees of Registrable Securities who receive such shares by gift, will, by the laws of intestate succession, or by operation of law, subject to SANM's right to place reasonable limitations on the number of such transfers if such transfers of Registrable Securities would impose a burden on SANM, and provided that SANM receives prompt written notice of such transfers.

                                    ARTICLE 5

                            COVENANTS OF GOLDEN EAGLE

          Golden Eagle hereby covenants and agrees as follows:

          5.1 Negative Covenants. Between the date of this Agreement and the Effective Date, unless SANM shall otherwise consent in writing, Golden Eagle will not do any of the following or commit to do so:

                  (a) Make any purchase, sale or disposition of any material asset or property other than in the ordinary course of business consistent with past practices or mortgage, pledge, subject to a lien or otherwise encumber any of its material properties or assets;

                  (b) Incur any contingent liability as a guarantor or otherwise with respect to the obligations or any person or entity;

                  (c) Take any action, or permit any action within Golden Eagle's control, which would prevent the Merger from qualifying as a tax-free reorganization under Section 368 of the Code and all rules, regulations and policies of the Securities and Exchange Commission, and Golden Eagle will use its best efforts to prevent any of its officers or directors from taking or permitting any such action;

                  (d) Amend its Articles of Incorporation or Bylaws;

                  (e) Issue any shares of stock or grant any options, warrants or rights to acquire any capital stock, or modify the terms or waive any rights under any options, warrants or other securities currently outstanding; or declare, set Golden Eagle or pay any dividend or make any other distribution in respect of its capital stock, or make any direct or indirect redemption, purchase or other acquisition of its capital stock;

                  (f) Make any changes in the compensation payable or to become payable to any of its officers or employees (other than salary adjustments to nonexempt employees consistent with prior practice or in accordance with a budget previously approved by SANM) or enter into, amend or terminate any employment or consulting agreements or waive any material rights thereunder;

                  (g) Make any loans to or engage in transactions with any of its stockholders, officers, directors or employees other than in the ordinary course of business;

                  (h) Enter into, amend or terminate any material agreement or waive any material rights thereunder;

                  (i) Undertake any stock split, recapitalization or reorganization;

                  (j) Solicit, encourage or negotiate any of the following:

                           (i) any merger or consolidation of Golden Eagle with
any person other than SANM or SANM Sub,

                           (ii) any sale of assets of Golden Eagle (other than
in the ordinary course of business) to any person other than SANM or SANM Sub, or

                           (iii) any equity or debt investment in Golden Eagle
by any person;

                  (k) Knowingly undertake a course of action inconsistent with this Agreement or which would prevent any condition precedent to its obligations under this Agreement from being satisfied at or prior to the Effective Date;

                  (l) Provide or publish to its shareholders any material which might constitute an unauthorized "prospectus" within the meaning of the Securities Act;

                  (m) Incur any material obligation other than in ordinary course of business;

                  (n) Borrow money (other than on terms approved by SANM) or incur new or additional indebtedness (other than accounts payable or trade payables incurred in the ordinary course of business);

                  (o) Incur liabilities in connection with the leasing of property or assets other than in the ordinary course of business;

                  (p) Issue any press release or public disclosure, either written or oral, of the transactions contemplated by this Agreement without the prior knowledge and written consent of SANM.

          5.2 Affirmative Covenants. Prior to the Effective Date, Golden Eagle will do each of the following:

                  (a) Use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out;

                  (b) Use its best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by Golden Eagle of the transactions contemplated by this Agreement and the continuation of Golden Eagle's business after the consummation of the Merger;

                  (c) Promptly advise SANM in writing of (i) any materially adverse change in the financial condition, business operations or key personnel of Golden Eagle; and (ii) the occurrence of any event which causes the representations and warranties made by Golden Eagle in this Agreement or the information included in the Golden Eagle Disclosure Schedule to be incomplete or inaccurate in any material respect;

                  (d) Conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

                  (e) Use its best efforts to keep intact its business organization, to keep available its present officers, agents and employees and to preserve the goodwill of all material suppliers, customers and others having business relations with it;

                  (f) Permit SANM and its authorized representatives to have full access during normal business hours to all of its properties, assets, records, tax returns, contracts and documents and furnish to SANM and its authorized representatives such financial and other information with respect to its business and properties as SANM may from time to time reasonably request for purposes of making a review of the business of Golden Eagle;

                  (g) Use its best efforts to obtain approval of this Agreement and the Merger Agreement by the holders of all of the outstanding shares of Golden Eagle Common Stock entitled to vote (and to that end, recommend approval of the Merger to Golden Eagle's shareholders);

                  (h) As promptly as reasonably practicable after the date of this Agreement, file with any governmental agencies or departments all notices, reports and other documents required by law with respect to this Agreement and the Merger and promptly submit any additional information or documentary material properly requested by any such governmental agency or department;

                  (i) In the event that between the date hereof and the Effective Date, any federal, state, local or foreign governmental authority shall commence any examination, review, investigation, action, suit or proceeding against Golden Eagle with respect to the Merger, give prompt notice thereof to SANM, keep SANM informed as the status thereof, and (except as may be prohibited by such governmental authority or by any court order or decree in an action or suit instituted by a person other than Golden Eagle or an affiliate of Golden Eagle) permit SANM to observe and be present at each meeting, conference or other proceeding and have access to and be consulted in connection with any document filed or provided to such governmental authority in connection with such examination, review, investigation, action, suit or proceeding;

                  (j) Use its best efforts to deliver, or cause to be delivered, to SANM the closing documents referred to in this Agreement.

                  (k) Promptly provide SANM with (i) copies of all written materials and communications furnished by Golden Eagle to its shareholders after the date of this Agreement, and (ii) copies of all notices, reports or other documents filed with any government agency or department pursuant to Section 5.2(i) hereof;

                  (l) Promptly (and in any event not later than 20 working days after the end of each month) provide SANM with copies of Golden Eagle's balance sheet and related statements of operations, cash flows and stockholders' equity for each month commencing October 31, 1995 through the Effective Date. Such monthly financial statements shall be prepared in conformity with accounting principles applied on a consistent basis and shall fairly present (subject to normal year-end audit adjustments) the financial condition, results of operations and changes in financial position of Golden Eagle as of the dates and for the periods covered by such statements;

                  (m) Deliver to SANM a statement executed on Golden Eagle's behalf by its President in such form as reasonably requested by counsel for SANM, conforming to the requirements of Treasury Regulation Section 1.897-2(h)(1)(i) and further agrees to provide the notification to the Internal Revenue Service required pursuant to Treasury Regulation Section 1.897-2(h)(2);

                  (n) Cause each of Daniel Vick and Nolan Egbert to execute Noncompetition Agreements (with a term extending through December 31, 1997) with SANM in the form attached hereto as Exhibit B on or prior to the Closing Date (such agreements are sometimes collectively referred to as the "Individual Agreements");

                  (o) Cause each shareholder of Golden Eagle to execute a signature page to the escrow agreement in the form attached hereto as Exhibit D (the "Escrow Agreement").

                                    ARTICLE 6

                         COVENANTS OF SANM AND SANM SUB

          SANM and SANM Sub covenant and agree as follows:

          6.1 Negative Covenants. From the date of this Agreement until the Effective Date, SANM and SANM Sub will not, unless Golden Eagle shall otherwise consent in writing:

                  (a) Knowingly undertake a course of action inconsistent with this Agreement or which would prevent any condition precedent to its obligations under this Agreement from being satisfied at or prior to the Effective Date;

                  (b) Take or permit any action which would prevent the Merger from qualifying as a tax-free reorganization under Section 368 of the Code and all rules, regulations and policies of the Securities and Exchange Commission, and SANM will use its best efforts to prevent any of its officers or directors from taking or permitting any such action.

          6.2 Affirmative Covenants. Prior to the Effective Date, SANM and/or SANM Sub will do the following:

                  (a) Use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out;

                  (b) Use its best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by SANM and SANM Sub of the transactions contemplated by this Agreement;

                  (c) Use its best efforts to qualify the SANM Common Stock to be issued pursuant to the Merger under the securities or "blue sky" laws of every jurisdiction of the United States in which any registered shareholder of Golden Eagle has an address on the records of Golden Eagle's transfer agent on the record date for determining the Golden Eagle shareholders entitled to notice of and to vote on the Merger, except in either case any such jurisdiction with respect to which counsel for SANM has reasonably determined that such qualification is not required under the securities or "blue sky" laws of such jurisdiction;

                  (d) As promptly as reasonably practicable after the date of this Agreement, file with any governmental agencies or departments all notices, reports and other documents required by law with respect to the Merger and promptly submit any additional information or documentary material properly requested by any such governmental agency or department;

                  (e) Cause SANM Sub to perform all of its agreements contained herein;

                  (f) In the event that between the date hereof and the Effective Date, any federal, state, local or foreign governmental authority shall commence any examination, review, investigation, action, suit or proceeding against SANM with respect to the Merger, give prompt notice thereof to Golden Eagle, keep Golden Eagle informed as to the status thereof, and (except as may be prohibited by such governmental authority or by any court order or decree in an action or suit instituted by a person other that SANM or an affiliate of SANM) permit Golden Eagle to observe and be present at each meeting, conference or other proceeding and have access to and be consulted in connection with any document filed or provided to such governmental authority in connection with such examination, review, investigation, action, suit or proceeding.

                                    ARTICLE 7

            CONDITIONS PRECEDENT TO OBLIGATIONS OF SANM AND SANM SUB

          The obligations of SANM and SANM Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or upon the Closing, of the following conditions precedent:

          7.1 Compliance with Covenants; Representations and Warranties Correct. Golden Eagle shall have complied with and performed in all material respects each covenant contained in this Agreement to be performed by it at or prior to the Closing Date; the representations and warranties of Golden Eagle contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made on the Closing Date; and Golden Eagle shall have delivered to SANM a certificate of the President of Golden Eagle evidencing compliance with the conditions set forth in this Section 7.1.

          7.2 Consents of Others. The consent of the Merger of each party whose consent is required and is material to the continuation of the business of Golden Eagle following the Merger shall have been received.

          7.3 Legal Opinions. SANM shall have received an opinion of McGuire & Levy, counsel to Golden Eagle, dated the Closing Date, substantially to the effect of Exhibit E hereto.

          7.4 Appraisal Rights. No holders of outstanding shares of Golden Eagle Common Stock shall be, or have the right to become, entitled to appraisal rights pursuant to Article 5.11 et. seq. of the Texas Law.

          7.5 Absence of Restraint. No action shall be pending or threatened before any court or administrative body of competent jurisdiction to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby.

          7.6 Required Approvals. SANM, SANM Sub and Golden Eagle shall have received all such governmental approvals, consents, authorizations or modifications as may be required to permit the performance by SANM, SANM Sub and Golden Eagle, of their respective obligations under this Agreement, and the consummation of the transactions herein contemplated.

          7.7 Golden Eagle's Shareholders' Approval. The approval and adoption of this Agreement by the holders of all of the outstanding shares of Golden Eagle Common Stock entitled to vote, as required by and in accordance with the applicable provisions of the Texas Law, shall have occurred.

          7.8 Individual Agreements. All of the Individual Agreements shall have been executed and delivered by the parties thereto in the manner contemplated by
Section 5.2(n). All Shareholders shall have executed a signature page to the Escrow Agreement in the form attached hereto as Exhibit D.

                                    ARTICLE 8

               CONDITIONS PRECEDENT TO GOLDEN EAGLE'S OBLIGATIONS

          The obligation of Golden Eagle to consummate the transactions contemplated herein is subject to the fulfillment, prior to or upon the Closing, of the following conditions precedent:

          8.1 Compliance with Covenants; Representations and Warranties Correct. SANM shall have complied with and performed in all material respects each covenant contained in this Agreement to be performed by it at or prior to the Closing Date; the representations and warranties of SANM contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made on the Closing Date; and SANM shall have delivered to Golden Eagle a certificate of the President or a Vice President of SANM, evidencing compliance with the conditions set forth in this
Section 8.1.

          8.2 Legal Opinion. Golden Eagle shall have received an opinion of Wilson, Sonsini, Goodrich & Rosati, counsel to SANM, dated the Closing Date, substantially to the effect of Exhibit F hereto.

          8.3 Absence of Restraint. No order shall be pending or threatened before any court or administrative body of competent jurisdiction to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby.

          8.4 Required Approvals. SANM, SANM Sub and Golden Eagle shall have received all such governmental approvals, consents, authorizations or modifications as may be required to permit the performance by SANM, SANM Sub and Golden Eagle, of their respective obligations under this Agreement and the consummation of the transactions herein and therein contemplated.

          8.5 Golden Eagle's Shareholders' Approval. The approval and adoption of this Agreement by the holders of all of the outstanding shares of Golden Eagle Common Stock entitled to vote, as required by and in accordance with the applicable provisions of the Texas Law, shall have occurred.

          8.6 Golden Eagle Performance Incentive Plan. The Golden Eagle Performance Incentive Plan in the form attached hereto as Exhibit C shall have been approved and adopted by the board of directors of SANM.

                                    ARTICLE 9

                                   TERMINATION

          9.1 Termination. At any time prior to the Closing, this Agreement may be terminated (a) by mutual consent of all the parties; (b) by SANM if (i) there has been a material breach by Golden Eagle or any Seller of any material covenant, representation or warranty contained in this Agreement, (ii) SANM has notified Golden Eagle in writing of the existence of such breach, and (iii) Golden Eagle has failed to cure such breach within a reasonable period of time after receiving such notice; (c) by Golden Eagle if (i) there has been a material breach by SANM of a material covenant, representation or warranty contained in this Agreement, (ii) Golden Eagle has notified SANM in writing of the existence of such breach, and (iii) SANM has failed to cure such breach within a reasonable period of time after receiving such notice; (d) by either SANM or Golden Eagle if (i) there shall be a non-appealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby or (ii) there shall be any action taken, or any statute, rule, regulations or order enacted, promulgated, issued or deemed applicable to the transactions contemplated hereby by any governmental entity that would make consummation of such transactions illegal, or (e) by SANM, Golden Eagle or any Seller without the consent of any other party if the Closing Date does not occur by January 15, 1996 (or such later date as SANM, Golden Eagle and the Sellers may agree in writing), provided that the party terminating this Agreement pursuant to this Subsection 9.1(e) shall not at the time of termination be in default in the observance or in the due and timely performance of any of its material covenants and agreements contained in the Agreement.

          9.2 Effect of Termination. If this Agreement shall be terminated as provided in Section 9.1, this Agreement shall forthwith become void (except as otherwise provided in Section 9.3) and there shall be no liability on the part of any party hereto to any other party except any damages (including expenses) for a material breach of this Agreement and payment of legal fees pursuant to Section 11.4.

          9.3 Return of Information. In the event this Agreement is terminated or the transactions contemplated hereby are not consummated for any reason, the confidentiality agreements between the parties shall continue in full force and effect.

          9.4 Extension of Time; Waivers. At any time prior to the Closing:

                  (a) SANM may (i) extend the time for the performance of any of the obligations or other acts of Golden Eagle and (ii) waive compliance with any of the agreements or conditions contained herein to be performed by Golden Eagle. Any agreement on the part of SANM to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of SANM; and

                  (b) Golden Eagle may (i) extend the time for the performance of any of the obligations or other acts of SANM, and (ii) waive compliance with any of the agreements or conditions contained herein to be performed by SANM. Any agreement on the part of Golden Eagle to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Golden Eagle.

                                   ARTICLE 10

                                 INDEMNIFICATION

          10.1 Limited Indemnification by Each Shareholder. The Shareholders shall, pursuant to the terms and conditions of the Escrow Agreement, for a period of one (1) year after the Closing Date indemnify SANM and SANM Sub and hold them harmless against and in respect of any interest, penalty, fine, loss, cost, expense, claim, liability, judgment or damage (including reasonable legal and expert fees and expenses) incurred by SANM, SANM Sub, any of their shareholders, affiliates, or subsidiaries or any successor of any of them, directly or indirectly, such indemnification to be limited to and effected after the Closing Date by payment to SANM or such other indemnified party of funds held on behalf of the Shareholders in the escrow fund in accordance with the terms of the Escrow Agreement.

          10.2 Escrow. SANM, SANM Sub, the Shareholders, the shareholders' representative and the escrow agent named in such agreement shall, as of the Closing Date, enter into the Escrow Agreement. Pursuant to the Escrow Agreement, an escrow fund of $1,500,000, which shall be deducted from the Cash Payments payable to the Shareholders, shall be established for the purpose of indemnifying SANM and SANM Sub on the terms set forth herein and in the Escrow Agreement.

          10.3 Exclusive Remedy. Recovery from the escrow fund established pursuant to the Escrow Agreement shall be the sole and exclusive remedy of any indemnitee under the Escrow Agreement with respect to any breach of any representation, warranty, covenant or undertaking under this Agreement (except for breaches that are established in appropriate legal proceedings to be the result of fraud).

                                   ARTICLE 11

                                  MISCELLANEOUS

          11.1 Amendment. This Agreement may be amended with the approval of the Boards of Directors of SANM, SANM Sub and Golden Eagle and at any time before or after approval hereof by the shareholders of Golden Eagle, but, after any such shareholder approval, no amendment shall be made which would have a material adverse effect on the shareholders of Golden Eagle, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          11.2 Survival of Representations and Warranties. The representations and warranties in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the Merger to the extent provided in Section 10 and the Escrow Agreement.

          11.3 Entire Agreement; Counterparts; Applicable Law. This Agreement and the agreements contemplated by the exhibits hereto (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California as applied to contracts entered into and to be performed entirely within California, provided that, as set forth therein, the Individual Agreements shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas as applied to contracts to be entered into and to be performed entirely within Texas.

          11.4 Costs and Expenses. All costs and expenses incurred in connection with this Agreement, including but not limited to finder's fees and expenses, investment banking fees and expenses and legal fees and expenses, will be paid by the party incurring such expense. Notwithstanding the foregoing, all costs and expenses incurred in connection with this Agreement, including legal fees and expenses and investment banking and financial advisory fees and expenses, by Golden Eagle and the Shareholders shall be paid by the Shareholders from the Cash Payment made at the Closing.

          11.5 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          11.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties named herein and their respective successors; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect.

          11.7 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered personally or by overnight courier or mailed by certified or registered mail:

                To SANM and SANM Sub:

                Sanmina Corporation
                355 East Trimble Road
                San Jose, California  95131
                Attn:  Randy W. Furr, Vice President and Chief Financial Officer

                With a copy to:

                Wilson, Sonsini, Goodrich & Rosati
                650 Page Mill Road
                Palo Alto, California  94304
                Attn:  Christopher D. Mitchell, Esq.

                To Golden Eagle:

                Golden Eagle Systems, Inc.
                2161 Hutton Drive, #126
                Carrollton, TX 75006
                Attn:  Daniel Vick, Chief Executive Officer

                With a copy to:

                McGuire & Levy
                1333 Corporate Drive, Suite 350
                Irving, TX 75014
                Attn:  Albert Levy, Esq.

or to such other address at which any party may by certified or registered mail notify the other party, and shall be deemed given on the date on which delivered personally or by overnight courier or on the third business day following the date on which mailed by certified or registered mail.

          11.8 Arbitration. All controversies arising out of or connected with this Agreement, including any of its terms or conditions, or the alleged breach or enforceability of any of its terms or conditions, shall be settled by arbitration in Dallas, Texas in accordance with the rules then in effect of the American Arbitration Association. In the event such controversy arises, the contesting party shall promptly notify the other parties of its intent to arbitrate the controversy. The decision of the arbitrators, including a determination of the amount of damages suffered or any right to set-off, shall be exclusive, final and binding upon the parties hereto, their heirs, successors and assigns. The parties shall consider themselves to be bound by any award pursuant to this paragraph and any judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.

          11.9 Titles. The titles and captions of the sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

          11.10 Cooperation. SANM, SANM Sub and Golden Eagle each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate expeditiously or implement the transactions contemplated by this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first written above.

                                 SANMINA CORPORATION

                                 By:
                                          -----------------------------------
                                          Jure Sola, President and
                                          Chief Executive Officer

                                 SANM ACQUISITION SUBSIDIARY, INC.

                                 By:
                                          -----------------------------------
                                          Jure Sola, President and
                                          Chief Executive Officer

                                 GOLDEN EAGLE SYSTEMS, INC.

                                 By:
                                          -----------------------------------
                                          Daniel Vick, Chief Operating Officer

          The following persons, each a shareholder of Golden Eagle Systems, Inc., agree to vote any and all shares of Golden Eagle Systems, Inc. capital stock which they hold, whether at a shareholders meeting or pursuant to a shareholders written consent, in favor of the transactions contemplated by the foregoing agreement, agree to be bound by the provisions of Article 8 thereof and the Escrow Agreement mentioned therein, agree to be bound by the provisions of Section 11.4 hereof regarding payment of certain fees and expenses, and understand that their covenants are made for the benefit of, and will be relied upon by, Sanmina Corporation and SANM Acquisition Subsidiary, Inc.

                                   -------------------------------
                                   Daniel Vick

                                   -------------------------------
                                   Nolan Egbert

                                   -------------------------------
                                   Steven Massey

///

                                                                       EXHIBIT A

                               ARTICLES OF MERGER

                                       OF

                        SANM ACQUISITION SUBSIDIARY, INC.

                                  WITH AND INTO

                           GOLDEN EAGLE SYSTEMS, INC.

         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of Article 5.01 of the Texas Business Corporation Act.

1.       A Plan of Merger adopted in accordance with the provisions of Article
         5.03 of the Texas Business Corporation Act providing for the combination of SANM Acquisition Subsidiary, Inc., a Texas corporation ("NEWCO") and Golden Eagle Systems, Inc., a Texas corporation ("SURVIVING CORPORATION"), with SURVIVING CORPORATION being the surviving corporation in the merger, is attached hereto as Exhibit A and is hereby incorporated herein by reference.

2. The name of each of the undersigned corporations and the state under the laws of which each is incorporated are:

         Name of Corporation                                       State
         -------------------                                       -----

         SANM Acquisition Subsidiary, Inc.                         Texas

         Golden Eagle Systems, Inc.                                Texas

3. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of outstanding shares, all of which are entitled to vote on the Plan of Merger, is as follows:

                                                                     Number of
                                                    Designation       Shares
                        Name of Corporation          of Class       Outstanding
                        -------------------          --------       -----------
           NEWCO                                      Common            1,000
           SURVIVING CORPORATION                      Common            7,935

4. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, (i) no shares of any class or series are entitled to vote as a class, and (ii) the number of shares voted for and against the Plan of Merger is as follows:

                                                               Total             Total
                      Name of Corporation                    Voted For       Voted Against
                      -------------------                    ---------       -------------
           NEWCO                                                1,000            0
           SURVIVING CORPORATION                                7,935            0

         The Plan of Merger and the performance of its terms were duly authorized by all action required by the laws under which each entity that is a party to the Plan of Merger was incorporated or organized and by its constituent documents.

DATED:            January 2, 1996

                                        SANM ACQUISITION SUBSIDIARY, INC.

                                        By:
                                              ----------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                              ----------------------------------

                                        GOLDEN EAGLE SYSTEMS, INC.

                                        By:
                                              ----------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                              ----------------------------------

                                                                       EXHIBIT A

                                 PLAN OF MERGER

         This Plan of Merger (the "Plan"), executed as of January 2, 1996, by and between SANM Acquisition Subsidiary, Inc. ("NEWCO"), a Texas corporation, and Golden Eagle Systems, Inc. ("SURVIVING CORPORATION"), a Texas corporation.

                                   ARTICLE ONE

               Merger of NEWCO with and into SURVIVING CORPORATION

         NEWCO will be merged with and into SURVIVING CORPORATION in accordance with the laws of the State of Texas (the "Merger"), with such Merger to become effective upon the issuance of the Certificate of Merger by the Secretary of the State of Texas (the "Effective Time"). The surviving corporation will be SURVIVING CORPORATION, which will continue (i) to use its present corporate name and (ii) to be governed by and incorporated in accordance with the laws of the State of Texas.

                                   ARTICLE TWO

                                Effect of Merger

         The Merger shall in all respects have the effects provided for in
Article 5.06A of the Texas Business Corporation Act, with all rights and obligations of NEWCO being allocated to and vesting in SURVIVING CORPORATION. Without limiting the generality of the foregoing, at the Effective time the separate existence of NEWCO shall cease, and SURVIVING CORPORATION will immediately (i) succeed, without transfer, to all of the assets, properties, rights and claims of NEWCO and (ii) be subject to all of the debts, obligations and liabilities of NEWCO in the same manner and to the same extent as if such had been incurred by SURVIVING CORPORATION. Neither the rights of creditors with respect to SURVIVING CORPORATION and NEWCO nor any liens upon the assets of SURVIVING CORPORATION and NEWCO shall be impaired by the Merger. Any lawsuit, proceeding or claim pending or existing by or against SURVIVING CORPORATION or NEWCO may be prosecuted and continued as if the Merger had not occurred or, alternatively, SURVIVING CORPORATION may be substituted for NEWCO with respect to any such lawsuit, proceeding or claim.

                                  ARTICLE THREE

                              Conversion of Shares

         At the Effective Time, (i) all shares of common stock, par value of $0.01 per share, of SURVIVING CORPORATION which is issued and outstanding immediately prior to the Effective Time (the "Shares") will be canceled and extinguished and automatically converted into the unconditional right to receive, immediately upon the surrender of the certificate representing such shares, an aggregate of $6,000,000 in cash (of which $1,500,000 will be subject to an escrow and indemnification agreement), and (ii) 9.65932 shares of the Common Stock, par value of $0.01 per share, of SANMINA Corporation, a Delaware corporation and the sole shareholder of NEWCO for each Share canceled at the Effective Time. If the aggregate number of shares to be issued to any shareholder of SURVIVING CORPORATION pursuant to the preceding sentence would result in a fractional share, such share will be rounded up to the next whole share. Each outstanding share of NEWCO, no par value per share, which is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be automatically converted into and represent one share of common stock, $0.01 par value per share, of SURVIVING CORPORATION.

                                  ARTICLE FOUR

               Approval of the Board of Directors and Shareholders

         The Plan was approved and adopted by the Board of Directors of SURVIVING CORPORATION at a meeting thereof on December ____, 1995, and by Written Consent of the Shareholders of SURVIVING CORPORATION dated as of December ____, 1995. This Plan was also approved and adopted by Written Consent of the Sole Director of NEWCO dated as of December 22, 1995 and by Written Consent of the Sole Shareholder of NEWCO dated as of December 22, 1995.

                                  ARTICLE FIVE

                            Articles of Incorporation

         The Articles of Incorporation of NEWCO will become the Articles of Incorporation of the SURVIVING CORPORATION after the Effective Time of the Merger of NEWCO with and into SURVIVING CORPORATION, and no changes or amendments to said Articles are required by the Merger, other than the amendment of Article One. The Articles of Incorporation of NEWCO before the amendment are attached hereto as Exhibit A and are incorporated herein as if set forth in their entirety.

         Upon the effectiveness of the Merger Article One shall be amended in its entirety to read as follows:

                                  "ARTICLE ONE

                  The name of the corporation is Golden Eagle Systems, Inc."

         IN WITNESS WHEREOF, SURVIVING CORPORATION and NEWCO have caused this Plan to be executed as of the date first above written.

                                        SANM ACQUISITION SUBSIDIARY, INC.

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------

                                        GOLDEN EAGLE SYSTEMS, INC.

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------

                                    EXHIBIT B

                              NON-COMPETE AGREEMENT

         THIS AGREEMENT, dated as of January 2, 1996, is by and among Sanmina Corporation, a Delaware corporation ("Sanmina"), Golden Eagle Systems, Inc., a Texas corporation ("Golden Eagle"), and Nolan Egbert ("Executive").

         Sanmina and Golden Eagle have entered into an Agreement and Plan of Reorganization dated December 14, 1995 (the "Reorganization Agreement"). Pursuant to such Reorganization Agreement, Golden Eagle will be merged with SANM Acquisition Subsidiary, Inc. (the "Merger") and, following such transaction, Golden Eagle will be a wholly-owned subsidiary of Sanmina.

         Sanmina and Golden Eagle, desiring to preserve the goodwill, business reputation and prospects of Golden Eagle, have made the execution and delivery of this Agreement, and similar agreements with certain members of management of Golden Eagle, a condition precedent to the consummation of the Merger under the Reorganization Agreement and have entered into the Reorganization Agreement relying upon the agreements and covenants made by the Executive in this Agreement.

                                    Agreement

         In consideration of the foregoing and the mutual agreements hereinafter set forth, the parties, intending to be legally bound, agree as follows:

         1. Preservation of Goodwill. In order that Golden Eagle's and Sanmina's business reputation and prospects connected with Golden Eagle and Sanmina will not be materially impaired, Executive agrees that, from the date of this Agreement through December 31, 2000, Executive will not directly or indirectly, in any manner or capacity, as advisor, principal, agent, partner, officer, director, Executive, employee, member of any association or otherwise:

                           (a)      participate or engage in contract
         manufacturing or contract assembly of cable, fiberoptic or wire assemblies (the "Business") in the Territory (as defined below); or

                           (b) induce or attempt to induce any person who at the time of such inducement is an employee of Golden Eagle or Sanmina to perform work or services for any other person or entity engaged in the Business.

         Ownership by Executive, as a passive investment, of less than 1% of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Agreement.

         For purposes hereof, the "Territory" shall be North America (consisting of the United States, Canada and Mexico), and Golden Eagle, Sanmina and the Executive further acknowledge that Golden Eagle and Sanmina following the Merger intend to continue to conduct the Business in all parts of the Territory. As a result of the foregoing, the parties expressly understand and agree that the non-competition provisions contained in this Agreement are reasonable, permissible and enforceable.

         Notwithstanding the foregoing, in the event of the termination of Executive's employment by Golden Eagle or Sanmina without Justifiable Cause (as defined below) at any time on or after December 31, 1997, Executive's obligations under Sections 1 and 2 of this Agreement shall terminate effective upon such termination of employment without Justifiable Cause. In the event of termination of Executive's employment by Golden Eagle or Sanmina without Justifiable Cause at any time prior to December 31, 1997, Executive's obligations under Sections 1 and 2 of this Agreement will terminate on the last day of the calendar year during which such termination without Justifiable Cause occurs. For purposes hereof, "Justifiable Cause" shall mean a determination by the board of directors of Golden Eagle or Sanmina, made in good faith in the exercise of reasonable business judgment, that (i) Golden Eagle has failed to meet annual net income targets established by the boards of directors of Golden Eagle or Sanmina in consultation with the Plan participants under the Golden Eagle Performance Incentive Plan or that Executive (ii) has engaged in any act of fraud, gross negligence, willful misconduct, theft, dishonesty or falsification of business records, (iii) has improperly disclosed confidential or proprietary information of Golden Eagle or Sanmina, (iv) has or is failing to devote adequate time to the duties of his position with Golden Eagle, (v) has or is failing to comply with Golden Eagle's or Sanmina's rules, regulations or financial controls or (vi) has engaged or is engaging in other activity which has a significant detrimental effect on the business, prospects or reputation of Golden Eagle or Sanmina.

         2. Customers. Executive agrees that he will not directly or indirectly, during the period set forth in Section 1 of this Agreement, solicit any of the existing customers of Golden Eagle or Sanmina for purposes of obtaining their custom or trade in a business which is competitive with the Business.

         3. Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.

         4. Injunctive Relief. In view of the nature of the rights in goodwill, business reputation and prospects of Golden Eagle and Sanmina to be protected under this Agreement, Executive understands and agrees that neither Golden Eagle nor Sanmina could be reasonably or adequately compensated in damages in an action at law for Executive's breach of his obligations hereunder. Accordingly, Executive specifically agrees that Golden Eagle and Sanmina shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages; provided, however, that such relief may be granted only if the facts otherwise support the granting of injunctive relief under applicable law. This provision with respect to injunctive relief shall not, however, diminish the right of Golden Eagle and Sanmina to claim and recover damages in addition to injunctive relief.

         5.       Miscellaneous.

                  5.1 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Texas and this Agreement shall be deemed to be performable in the State of Texas.

                  5.2 Other Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                  5.3 Successors. This Agreement shall extend to and be binding upon Executive, his legal representatives, heirs and distributees, and upon Golden Eagle and Sanmina, and their successors, and assigns. For purposes of this Agreement, unless the context otherwise requires, references herein to Golden Eagle and Sanmina shall include their subsidiaries and affiliated persons.

                  5.4 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

                  5.5 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition for the future or as to any act other than that specifically waived.

                  5.6 Heading. The headings of paragraphs in this Agreement are solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

                [remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

                                    GOLDEN EAGLE SYSTEMS, INC.


                                    -----------------------------------------
                                    Randy W. Furr, President


                                    SANMINA CORPORATION


                                    -----------------------------------------
                                    Randy W. Furr, Vice President and
                                      Chief Financial Officer


                                    EXECUTIVE
                                    -----------------------------------------
                                    Nolan Egbert

                                    EXHIBIT B

                              NON-COMPETE AGREEMENT

         THIS AGREEMENT, dated as of January 2, 1996, is by and among Sanmina Corporation, a Delaware corporation ("Sanmina"), Golden Eagle Systems, Inc., a Texas corporation ("Golden Eagle"), and Daniel Vick ("Executive").

         Sanmina and Golden Eagle have entered into an Agreement and Plan of Reorganization dated December 14, 1995 (the "Reorganization Agreement"). Pursuant to such Reorganization Agreement, Golden Eagle will be merged with SANM Acquisition Subsidiary, Inc. (the "Merger") and, following such transaction, Golden Eagle will be a wholly-owned subsidiary of Sanmina.

         Sanmina and Golden Eagle, desiring to preserve the goodwill, business reputation and prospects of Golden Eagle, have made the execution and delivery of this Agreement, and similar agreements with certain members of management of Golden Eagle, a condition precedent to the consummation of the Merger under the Reorganization Agreement and have entered into the Reorganization Agreement relying upon the agreements and covenants made by the Executive in this Agreement.

                                    Agreement

         In consideration of the foregoing and the mutual agreements hereinafter set forth, the parties, intending to be legally bound, agree as follows:

         6. Preservation of Goodwill. In order that Golden Eagle's and Sanmina's business reputation and prospects connected with Golden Eagle and Sanmina will not be materially impaired, Executive agrees that, from the date of this Agreement through December 31, 2000, Executive will not directly or indirectly, in any manner or capacity, as advisor, principal, agent, partner, officer, director, Executive, employee, member of any association or otherwise:

                           (a)      participate or engage in contract
         manufacturing or contract assembly of cable, fiberoptic or wire assemblies (the "Business") in the Territory (as defined below); or

                           (b) induce or attempt to induce any person who at the time of such inducement is an employee of Golden Eagle or Sanmina to perform work or services for any other person or entity engaged in the Business.

         Ownership by Executive, as a passive investment, of less than 1% of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Agreement.

         For purposes hereof, the "Territory" shall be North America (consisting of the United States, Canada and Mexico), and Golden Eagle, Sanmina and the Executive further acknowledge that Golden Eagle and Sanmina following the Merger intend to continue to conduct the Business in all parts of the Territory. As a result of the foregoing, the parties expressly understand and agree that the non-competition provisions contained in this Agreement are reasonable, permissible and enforceable.

         Notwithstanding the foregoing, in the event of the termination of Executive's employment by Golden Eagle or Sanmina without Justifiable Cause (as defined below) at any time on or after December 31, 1997, Executive's obligations under Sections 1 and 2 of this Agreement shall terminate effective upon such termination of employment without Justifiable Cause. In the event of termination of Executive's employment by Golden Eagle or Sanmina without Justifiable Cause at any time prior to December 31, 1997, Executive's obligations under Sections 1 and 2 of this Agreement will terminate on the last day of the calendar year during which such termination without Justifiable Cause occurs. For purposes hereof, "Justifiable Cause" shall mean a determination by the board of directors of Golden Eagle or Sanmina, made in good faith in the exercise of reasonable business judgment, that (i) Golden Eagle has failed to meet annual net income targets established by the boards of directors of Golden Eagle or Sanmina in consultation with the Plan participants under the Golden Eagle Performance Incentive Plan or that Executive (ii) has engaged in any act of fraud, gross negligence, willful misconduct, theft, dishonesty or falsification of business records, (iii) has improperly disclosed confidential or proprietary information of Golden Eagle or Sanmina, (iv) has or is failing to devote adequate time to the duties of his position with Golden Eagle, (v) has or is failing to comply with Golden Eagle's or Sanmina's rules, regulations or financial controls or (vi) has engaged or is engaging in other activity which has a significant detrimental effect on the business, prospects or reputation of Golden Eagle or Sanmina.

         7. Customers. Executive agrees that he will not directly or indirectly, during the period set forth in Section 1 of this Agreement, solicit any of the existing customers of Golden Eagle or Sanmina for purposes of obtaining their custom or trade in a business which is competitive with the Business.

         8. Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.

         9. Injunctive Relief. In view of the nature of the rights in goodwill, business reputation and prospects of Golden Eagle and Sanmina to be protected under this Agreement, Executive understands and agrees that neither Golden Eagle nor Sanmina could be reasonably or adequately compensated in damages in an action at law for Executive's breach of his obligations hereunder. Accordingly, Executive specifically agrees that Golden Eagle and Sanmina shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages; provided, however, that such relief may be granted only if the facts otherwise support the granting of injunctive relief under applicable law. This provision with respect to injunctive relief shall not, however, diminish the right of Golden Eagle and Sanmina to claim and recover damages in addition to injunctive relief.

         10.      Miscellaneous.

                  10.1 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Texas and this Agreement shall be deemed to be performable in the State of Texas.

                  10.2 Other Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                  10.3 Successors. This Agreement shall extend to and be binding upon Executive, his legal representatives, heirs and distributees, and upon Golden Eagle and Sanmina, and their successors, and assigns. For purposes of this Agreement, unless the context otherwise requires, references herein to Golden Eagle and Sanmina shall include their subsidiaries and affiliated persons.

                  10.4 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

                  10.5 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition for the future or as to any act other than that specifically waived.

                  10.6 Heading. The headings of paragraphs in this Agreement are solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

                [remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

                                 GOLDEN EAGLE SYSTEMS, INC.


                                 -----------------------------------------
                                 Randy W. Furr, President


                                 SANMINA CORPORATION


                                 -----------------------------------------
                                 Randy W. Furr, Vice President and
                                   Chief Financial Officer


                                 EXECUTIVE


                                 ---------------------------------------------
                                 Daniel Vick

                                    EXHIBIT C

                           GOLDEN EAGLE SYSTEMS, INC.

                           PERFORMANCE INCENTIVE PLAN

         I.       Purposes of the Plan.

         The Golden Eagle Systems, Inc. (the "Company") Performance Incentive Plan (the "Plan") provides for the potential payment of cash bonuses as an incentive to Company management to meet or exceed annual performance targets based on operating profits before income taxes.

         II.      Definitions.

                  A.  "Board" means the Board of Directors of the Company.

                  B. "GAAP" means generally accepted accounting principles, consistently applied.

                  C. "Profits" means the Company's net income before income taxes, determined in accordance with GAAP and without regard to (i) allocations of corporate overhead from Sanmina Corporation ("Sanmina") or any of its affiliates to the Company, if any (other than allocations of corporate overhead reflecting services or functions performed by Sanmina or any of its affiliates on behalf of the Company) and (ii) payments made under this Plan. Without limiting the generality of the foregoing, (i) interest expense and other non-operating charges and expenses shall be taken into account in determining net income before taxes and (ii) corporate overhead shall include, but not be limited to, charges for financial and administrative services, insurance, marketing and other services or functions provided by Sanmina.

         III.     Administration of the Plan.

         The Plan shall be administered by the Board or such person or committee as is designated by the Board (the "Administrator"). Subject to Section VI herein, the Administrator shall have the discretionary authority to construe and interpret the terms of the Plan, to determine eligibility for benefits, to reasonably construe and interpret the definition of profits herein and to determine amounts available under the Plan. The Administrator's determination with regard to any provision of the Plan shall be conclusive and binding on all participants.

         IV.       Term of Plan.

         The Plan shall become effective upon the "Effective Time," as such term is defined in the Agreement and Plan of Reorganization by and among Sanmina, SANM Acquisition Subsidiary, Inc., and the Company dated as of December 14, 1995 (the "Reorganization Agreement"), and shall terminate upon completion of the Company's separate financial statements for the Company's fiscal quarter ending December 31, 1997 and payment of any performance bonuses due hereunder with respect to such calendar year or earlier as otherwise provided herein.

         V.       Eligibility.

         The persons eligible to participate in the cash bonus component of the Plan shall be those key management employees of the Company listed on Exhibit A hereto.

         VI.  Cash Bonuses Allocation.

         Plan participants shall be eligible to receive cash bonuses for the applicable calendar year (1996 or 1997, as the case may be) determined under
Section VIII below ("Cash Bonuses") subject to such Plan participants' continued employment with the Company, its parent, or any affiliates through the end of the calendar year to which the Cash Bonus relates. The Cash Bonuses shall be allocated among the Plan participants according to the percentages stated next to each participant's name on Exhibit A. Except as set forth in the next paragraph, any Plan participant not employed at the end of the calendar year shall not be entitled to any Cash Bonuses with respect to such calendar year. If any individuals listed on Exhibit A are not entitled to receive Cash Bonuses by virtue of the termination of their employment with the Company, its parent, or any affiliates prior to the end of the applicable calendar year or new participants are added to the list of key management employees, Exhibit A shall be amended to reflect the most current allocation rates. The Cash Bonuses shall be paid to Plan participants (net of withholding) in one or more allotments within ninety (90) days (the timing of which allotments shall be at the discretion of the Board) following the calendar year-end. The amount available for distribution as Cash Bonuses hereunder shall be determined in accordance with Section VIII herein. The timing of Cash Bonus payments shall be structured such that the amount of Cash Bonus and other consideration paid to each Plan participant for any one fiscal year of Sanmina shall not exceed the maximum amount allowed to be deducted for federal corporate income tax purposes under
Section 162(m) of the Internal Revenue Code of 1986, as amended.

         Notwithstanding the foregoing, in the event that a Plan participant's employment with the Company is terminated by the Company without Justifiable Cause (as defined below), the Plan participant shall be entitled to any Cash Bonuses that such Plan participant would have been entitled to hereunder had such Plan participant been employed with the Company on the last day of the calendar year in which such termination occurred. For purposes hereof, "Justifiable Cause" shall mean a determination by the board of directors of the Company or Sanmina, made in good faith in the exercise of reasonable business judgment, that (i) Golden Eagle has failed to meet annual net income targets established by the boards of directors of Golden Eagle or Sanmina in consultation with the Plan participants or that Plan participant (ii) has engaged in any act of fraud, gross negligence, willful misconduct, theft, dishonesty or falsification of business records, (iii) has improperly disclosed confidential or proprietary information of the Company or Sanmina, (iv) has or is failing to devote adequate time to the duties of his position with the Company, (v) has or is failing to comply with the Company's or Sanmina's rules, regulations or financial controls or (vi) has engaged or is engaging in other activity which has a significant detrimental effect on the business, prospects or reputation of the Company or Sanmina.

         VII.  Threshold Trigger.

         Cash Bonuses shall only be made under the Plan for the calendar year 1996 or 1997, as the case may be, in which the Company's Profits, determined in accordance with GAAP, are at least $5,060,000 or $6,840,000, respectively (the "Threshold Trigger"). If the Threshold Trigger is not met, no Cash Bonuses shall be made hereunder for the relevant calendar year.

         VIII.  Determination of Annual Cash Bonus Amounts.

         For each of the 1996 or 1997 calendar years in which the Threshold Trigger has been satisfied, the Company shall make available for distribution as Cash Bonuses pursuant to Section VI above an amount based on the Company's Profits for such year. For the calendar year 1996, if the Company's Profits are greater than or equal to $5,060,000 but less than $5,960,000, a Cash Bonus payment totaling $1,000,000 will be made to the Plan participants. If the Company's Profits for the calendar year 1996 are greater than or equal to $5,960,000, a Cash Bonus payment totaling $1,500,000 shall be made to the Plan participants. For the calendar year 1997, if the Company's Profits are greater than or equal to $6,840,000 but less than $7,980,000, a Cash Bonus payment totaling $2,000,000 will be made to the Plan participants. If the Company's Profits for the calendar year 1997 are greater than or equal to $7,980,000, a Cash Bonus payment totaling $2,500,000 will be made to the Plan participants.

         IX.      Merger or Asset Sale.

         In the event of a material transaction involving the Company, including but not limited to the merger of the Company with or into another corporation or Sanmina or a subsidiary of Sanmina, the sale of substantially all of the assets of the Company, or the acquisition by the Company of another corporation or other business entity, the Plan and all obligations hereunder may be terminated by the Board; provided, however, that such termination shall be conditioned upon the Board, after good faith consultation with the senior management of the Company, providing for a replacement plan offering benefits or compensation comparable to the benefits or compensation that otherwise would have been probable to have been earned under the Plan (as determined in the sole discretion of the Board) had such merger or asset sale not occurred. Any decision by the Board pursuant to this Section IX shall be final and binding on all participants.

         X.       Amendment and Termination of the Plan.

         Subject to Section IX hereof, the Board may amend, suspend or terminate the Plan at any time with the written consent of the Plan participants. In taking any such action, however, the Board shall use its good faith efforts to be fair and equitable to participants and shall have due regard for the original intent behind establishment of this Plan.

         XI.      Limitations.

         Neither the Plan nor the transactions authorized under the Plan constitute an express or implied promise of continued employment for any period whatsoever.

         XII.      Governing Law.

         The Plan shall be governed by the laws of the State of California.

                                    EXHIBIT A

                                                                                 Percentage of
                           Name                                                Bonus Allocation
- - -----------------------------------------------------                        --------------------
         Daniel Vick                                                                  50%
         Nolan Egbert                                                                 50%

                                    EXHIBIT E

                       OPINION OF COUNSEL TO GOLDEN EAGLE

                           To be Dated the Merger Date

         The opinion, which will be addressed to SANM and SANM Sub, will be the following effect, with such qualifications as to the scope of the opinion as counsel to SANM and SANM Sub shall reasonably deem to be acceptable:

1. Golden Eagle is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Golden Eagle has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as presently conducted. Golden Eagle is not qualified to do business as a foreign corporation in any jurisdiction.

2. The authorized, issued and outstanding capital stock of Golden Eagle is as set forth in Section 2.2 of the Reorganization Agreement. All of the issued and outstanding shares of Golden Eagle Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. To such counsel's knowledge, there are no options, warrants, or agreements of any character to which Golden Eagle is a party, obligating Golden Eagle to issue additional shares of Golden Eagle Common Stock or any rights to subscribe for or purchase Golden Eagle Common Stock.

3. Golden Eagle has full corporate power to execute, deliver and perform the Reorganization Agreement and Merger Agreement. The execution, delivery and performance of the Reorganization Agreement and the Merger Agreement have been duly authorized by all necessary corporate action on the part of Golden Eagle and the shareholders of Golden Eagle. The Reorganization Agreement and the Merger Agreement have been duly and validly executed and delivered by Golden Eagle and are valid, binding and enforceable obligations of Golden Eagle, enforceable against Golden Eagle in accordance with their terms.

4. Except for the filing of the Merger Agreement and the officers' certificates attached thereto with the Secretary of State of the State of Texas, no authorization, consent or approval of or designation, declaration or filing with any public body or authority on the part of Golden Eagle is necessary in connection with the execution, delivery and performance of the Reorganization Agreement and the Merger Agreement.

5. The execution, delivery and performance of the Reorganization Agreement and the Merger Agreement do not and will not constitute or result in a breach, violation or default under (i) the Articles of Incorporation or Bylaws of Golden Eagle, as amended to date, (ii) to such counsel's knowledge, any applicable law, rule, regulation, judgment or decree to which Golden Eagle is subject, or (iii) to such counsel's knowledge, any agreement or instrument listed identified in the Golden Eagle Disclosure Schedule delivered pursuant to Article 3 of the Reorganization Agreement.

                                    EXHIBIT F

                       OPINION OF COUNSEL TO SANM AND SUB

                           To be Dated the Merger Date


         The opinion, which will be addressed to Golden Eagle, will be to the following effect, with such qualifications as to the scope of the opinion as counsel to Golden Eagle shall be reasonably deem to be acceptable:

         1. SANM and SANM Sub are corporations duly organized, validly existing, and in good standing under the laws of the States of Delaware and Texas, respectively. SANM has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as presently conducted.

         2. SANM and SANM Sub have all requisite corporate power and authority to execute and deliver the Agreements and to carry out the transactions contemplated on the part of SANM and SANM Sub in the Reorganization Agreement and Merger Agreement. The execution and delivery by SANM and SANM Sub of the Reorganization Agreement and Merger Agreement and the consummation by SANM and SANM Sub of the transactions contemplated thereby have been duly authorized by their respective boards of directors and by the shareholder of SANM Sub. All corporate action required to be taken by or on the part of SANM and SANM Sub to authorize it to execute and deliver the Reorganization Agreement and Merger Agreement, and to consummate the transactions contemplated thereby, have been duly and validly taken. The Reorganization Agreement and Merger Agreement have been duly executed and delivered by SANM and SANM Sub and constitute valid and binding obligations of SANM and SANM Sub, enforceable in accordance with their terms.

         3. Except for the filing of the Merger Agreement and the officers' certificates attached thereto with the Secretary of State of the State of Texas, no consent, authorization, order, or approval of, or filing or registration with any governmental commission, board, or other regulatory body is required by SANM or SANM Sub for or in connection with the execution and delivery of the Reorganization Agreement and Merger Agreement and the consummation by SANM and SANM Sub of the transactions contemplated thereby.

         4. The execution, delivery and performance of the Reorganization Agreement and Merger Agreement do not and will not constitute or result in a breach, violation or default under (i) the Articles of Incorporation or Bylaws of SANM or SANM Sub, as amended to date, (ii) to such counsel's knowledge, any applicable law, rule, regulation, judgment or decree to which SANM or SANM Sub are subject, or (iii) to such counsel's knowledge , under any material agreement, instrument, contract, note, bond, indenture or obligation to which SANM or SANM Sub is a party or by which SANM or SANM Sub is bound.